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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

AAR CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One AAR Place
1100 N. Wood Dale Road
Wood Dale, IL 60191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 8, 2008

The Annual Meeting of Stockholders of AAR CORP. for the year 2008 will be held at AAR CORP.'s headquarters, One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois, on Wednesday, October 8, 2008, at 9:00 A.M. (Chicago time). At the meeting, stockholders will be asked to:

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Elect four Class III directors to serve until the 2011 Annual Meeting of Stockholders;

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Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2009; and

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Transact any other business that may properly come before the 2008 Annual Meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors
Howard A. Pulsifer Secretary

August 29, 2008

Your vote is important. We hope that you will attend the Annual Meeting in person, but even if you plan to attend, we strongly encourage you to vote your shares as soon as possible, by completing and returning the enclosed proxy card in the postage-paid envelope provided. You also may vote your shares by telephone or through the Internet, or by attending the Annual Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on October 8, 2008: Copies of this Notice and Proxy Statement and the Company's 2008 Annual Report to Stockholders (including the Annual Report on Form 10-K for the fiscal year ended May 31, 2008) are available free of charge at www.edocumentview.com/AIR.

 2008 Annual Meeting of Stockholders

PROXY STATEMENT

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One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191

2008 Annual Meeting of Stockholders

PROXY STATEMENT

I. VOTING INFORMATION

This Proxy Statement and the enclosed proxy card were mailed to stockholders beginning on or about August 29, 2008, in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2008 Annual Meeting.

Who is entitled to vote?

If you were a stockholder of record (i.e., you held your shares in your own name rather than through a broker, bank or other nominee) on August 18, 2008, the Company's record date, you may vote your shares at the Annual Meeting. If you were a street-name stockholder (i.e., you held your shares through a broker, bank or other nominee) on that date, you are considered a "beneficial owner" of the stock. To vote those shares at the Annual Meeting, you must give voting instructions to your broker, bank or other intermediary who is the "nominee holder" of your shares. The Company has directed brokers, banks and other nominee holders to obtain voting instructions from their beneficial owners. Proxies submitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder. You will receive additional instructions from your broker, bank or other nominee explaining how you may vote your shares held in street name. A list of registered stockholders entitled to vote will be available at the Company's offices, 1100 N. Wood Dale Road, Wood Dale, Illinois, for 10 days prior to the meeting and at the meeting location during the meeting.

On the record date, 38,687,696 shares of common stock of the Company ("Common Stock") were outstanding. You will have one vote on each matter to be voted on for each share of Common Stock you owned on the record date.

How do stockholders vote by proxy or in person?

If you owned Common Stock of the Company at the close of business on the record date, August 18, 2008, you may vote at the Annual Meeting by completing, signing, dating and returning your proxy card in the postage-paid, addressed envelope provided, by submitting your proxy by telephone or through the Internet or by voting in person at the Annual Meeting.

How do stockholders vote by telephone or through the Internet?

You are encouraged to vote either by telephone or through the Internet. This will eliminate the need to sign, date and return your proxy card. You can vote by telephone or through the Internet 24 hours a day, seven days a week, until 1:00 a.m. (central time) on the day prior to the Annual Meeting. Specific instructions for using the telephone and Internet voting methods are set forth on the proxy card. If you vote by telephone or through the Internet, please do not return your proxy card.

How does a stockholder revoke a proxy?

You may revoke your proxy at any time before it is exercised, but only by:

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  sending a written notice of revocation to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement,

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  voting in person at the Annual Meeting,

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  submitting another proxy by telephone or through the Internet, or

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  delivering a later dated, signed proxy.

How will proxy holders vote shares?

Proxies will be voted in accordance with instructions on the proxy. If no instructions are specified, the proxy will be voted FOR the election of the nominees for Class IIl director designated by the Board, FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm, and upon any other matter that may properly come before the Annual Meeting in the discretion and best judgment of the named proxy holders. If any director nominee becomes unavailable for election for any reason prior to the Annual Meeting vote, the Board may reduce the number of directors to be elected or substitute another person as nominee, and the named proxy holders will vote for the substitute nominee.

How will votes be counted?

All votes cast in person or by proxy will be tabulated by the inspectors of election appointed for the Annual Meeting. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy at the Annual Meeting, will constitute a quorum. The inspectors of election will treat directions to withhold authority, abstentions and broker non-votes (i.e., where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise his discretionary authority with respect to such matter) as shares that are present for purposes of determining a quorum. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Abstentions and broker non-votes will be disregarded for purposes of determining whether a matter has been approved because they are not considered votes cast. It is not anticipated that there will be any broker non-votes on the election of directors or the ratification of the appointment of KPMG LLP since brokers will have discretion to vote on these proposals even if they do not receive voting instructions from their beneficial owners.

Who is the Company's proxy solicitor?

The Company has engaged D. F. King & Co., 48 Wall Street, New York, New York, to assist the Company in soliciting proxies at a total estimated cost of $10,500, plus reasonable out-of-pocket expenses. The cost of soliciting proxies will be paid by the Company. D. F. King & Co. may solicit proxies by mail, telephone, facsimile, e-mail, or in person. Certain officers, directors and employees of the Company may also solicit proxies for no additional compensation.

 II. PROPOSAL 1 — ELECTION OF DIRECTORS

The Restated Certificate of Incorporation and By-Laws of the Company provide that the Board of Directors shall consist of between three and 15 directors, with the exact number of directors to be set from time to time by the Board. The number of directors is presently set at 11. The members of the Board are divided into three classes, each having three-year terms that expire in successive years: Class I (three directors), Class II (four directors), and Class III (four directors).

The Board of Directors has nominated four directors to be elected in Class III at the Annual Meeting, each to serve a three-year term expiring at the 2011 Annual Meeting or until the individual is succeeded by another qualified director who has been duly elected.

The nominees for director in Class III this year are Ronald R. Fogleman, Patrick J. Kelly, Timothy J. Romenesko, and Ronald B. Woodard.

Information about the nominees and continuing directors whose terms expire in future years is set forth in Section lIl below.

Each nominee is currently serving as a director of the Company and each nominee has been determined by the Board to be "independent" within the meaning of the New York Stock Exchange ("NYSE") rules, except Mr. Romenesko. Under Delaware law and the Company's By-Laws, the four nominees for director who individually receive the greatest number of votes shall be elected directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR ALL NOMINEES.

 III. INFORMATION ABOUT THE NOMINEES AND CONTINUING DIRECTORS

Information about the nominees and continuing directors whose terms expire in future years is set forth below:

Director Since
NOMINEES FOR TERMS EXPIRING IN 2011
Class III Directors whose terms expire at the 2008 Annual Meeting:
RONALD R. FOGLEMAN, 66: Since 1997, President and Chief Operating Officer of B Bar J Cattle Company (a consulting company) and Chairman of the Durango Group, LLC (a consulting and business development company). From 1994 to 1997, General, Chief of Staff, Headquarters United States Air Force, Washington, D.C.	2001
Other directorships: Alliant Techsystems, Inc. and Alpha Security Group Corp.
PATRICK J. KELLY, 53: Since 1980, Chief Executive Officer of Resource One (a provider of computer programming services). Since 1986, Managing Director of KMK & Associates, LLC (a private equity firm with interests in companies operating in the distribution, technology, food, real estate and financial services industries).	2006
TIMOTHY J. ROMENESKO, 51: Since June 2007, President and Chief Operating Officer of AAR. From 1994 to 2007, Vice President, Chief Financial Officer and Treasurer of AAR. From 1991 to 1994, Corporate Controller of AAR.	2007
RONALD B. WOODARD, 65: Since 2003, Chairman of MagnaDrive, Inc. (an industrial torque transfer equipment company, which he co-founded following his retirement from The Boeing Company after 32 years). From 1995 to 1998, President of the Boeing Commercial Airplane Group. From 1991 to 1994, Vice President and General Manager of the Renton Division of Boeing Commercial Aircraft. From 1987 to 1991, President of deHavilland Aircraft. Prior to that, Vice President and General Manager of the Materiel Division of Boeing Commercial Aircraft, and various other management positions.	2004
Other directorships: Coinstar Inc. and Continental Airlines, Inc.
CONTINUING DIRECTORS:
Class I Directors whose terms expire at the 2009 Annual Meeting:
MICHAEL R. BOYCE, 60: Since 2005, Chairman and Chief Executive Officer of PQ Corporation (an industrial chemicals company). Since 1998, Chairman and Chief Executive Officer of Peak Investments (an operating and acquisition company). From 1990 to 1998, President and Chief Operating Officer of Harris Chemical Group, Inc.	2005
JAMES G. BROCKSMITH, JR., 67: Since 1996, an independent business consultant. From 1990 to 1996, Deputy Chairman, and Chief Operating Officer of KPMG Peat Marwick, where he retired after 31 years.	2001
Other directorships: Alberto-Culver Company, Nationwide Financial Services, Inc., and Sempra Energy.
DAVID P. STORCH, 55: Since June 2007, Chairman of the Board and Chief Executive Officer of AAR. From October 2005 until June 2007, Chairman of the Board, President and Chief Executive Officer of AAR. From 1996 to October 2005, President and Chief Executive Officer of AAR. From 1989 to 1996, President and Chief Operating Officer of AAR. From 1988 to 1989, Vice President of AAR.	1989

Director Since
CONTINUING DIRECTORS:
Class II Directors whose terms expire at the 2010 Annual Meeting:
NORMAN R. BOBINS, 65: Since July 2008, Chairman of The PrivateBank—Chicago (a financial services company). From May 2007 until October 2007, Chairman of the Board of LaSalle Bank Corporation (a financial institution). From 2002 to 2007, President and Chief Executive Officer of ABN AMRO North America. From 2001 to 2007, President and Chief Executive Officer of LaSalle Bank Corporation. From 2006 to 2007, President and Chief Executive Officer of ABN AMRO North America. From 2002 to 2007, Senior Executive Vice President at ABN AMRO Bank N.V., the Dutch parent of LaSalle Bank Corporation.	2007
Other directorships: PrivateBancorp, Inc., Sims Group Limited, and NICOR, Inc.
GERALD F. FITZGERALD, JR., 58: Since 2000, Chairman and President, Cornerstone Bancorp, Inc. Since 1997, Chairman and President of LaSalle Bancorp, Inc. (LaSalle, IL). From 1990 to 1994, President and Chief Executive Officer of Suburban Bancorp, Inc.	2006
JAMES E. GOODWIN, 64: Since December 2007, Interim President and Chief Executive Officer of Federal Signal Corporation (a safety and security products manufacturer). From 2001 to December 2007, an independent business consultant. From 1999 to 2001, Chairman and Chief Executive Officer of UAL, Inc. and United Airlines, Inc., where he retired after 34 years. From 1998 to 1999, President and Chief Operating Officer of United Airlines, Inc. From 1992 to 1998, Senior Vice President of United Airlines, Inc.	2002
Other directorships: First Chicago Bancorp and Federal Signal Corporation.
MARC J. WALFISH, 56: Founding Partner of Merit Capital Partners (a mezzanine investor company) in 2003. From 1991 to 2003, William Blair Mezzanine Capital Partners. From 1978 to 1991, Prudential Capital Corporation, most recently as Senior Vice President.	2003

 IV. CORPORATE GOVERNANCE

General

The Company has an ongoing commitment to good governance and business practices. We regularly review our policies and procedures, giving due consideration to current developments and "best practices" in the area of corporate governance. We believe that we comply fully with all applicable Securities and Exchange Commission ("SEC") and NYSE rules and regulations and have adopted additional corporate governance practices that we believe are in the best interests of the Company and its stockholders.

Copies of the following corporate governance documents are available on the Company's website (www.aarcorp.com/investorrelations/corporategovernance):

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  Corporate Governance Guidelines

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  Categorical Standards and Policy for Determining Director Independence

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  Director Nominating Process and Selection Guidelines

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  Code of Business Ethics and Conduct

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  Audit Committee Charter

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  Compensation Committee Charter

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  Nominating and Governance Committee Charter

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  Executive Committee Charter

All of these corporate governance documents are also available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement.

The Company maintains an Ethics Assist Line through a third-party provider to receive confidential complaints, information, suggestions or recommendations, anonymously or otherwise, concerning the Company, its officers, directors and employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements. The Ethics Assist Line is toll-free and permits callers, at their election, to identify themselves or remain anonymous.

Director Independence

A majority of the members of the Board of Directors must be independent directors under the criteria established by the Board and under applicable NYSE rules. The Nominating and Governance Committee and the Board of Directors review each director annually and make a determination concerning independence after consideration of all known facts and circumstances. The Board has established categorical standards to assist it in determining director independence. The Company's "Categorical Standards and Policy for Determining Director Independence" include all of the elements of the applicable SEC and NYSE rules with respect to director independence, as well as those of the Company, and are attached as Appendix 1 to this Proxy Statement. Based on these categorical standards, its review of all relevant facts and information available, and the recommendations of the Nominating and Governance Committee, the Board, at its meeting in July 2008, affirmatively determined that no director has a material relationship with the Company that would impair the director's ability to exercise independent judgment and, accordingly, each director is an independent director, except for David P. Storch, due to his status as Chairman of the Board and Chief Executive Officer of the Company, and Timothy J. Romenesko, due to his status as President and Chief Operating Officer of the Company. Under the NYSE rules, a director employed by the Company is not an independent director by definition.

Executive Sessions

Independent directors of the Board meet in executive session without management as part of each regular Board meeting and otherwise when circumstances make it advisable or necessary. The Chairman of the Nominating and Governance Committee presides at the executive sessions of independent directors.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board, the Chairman of the Board, independent directors as a group, or any individual director or Committee Chairman by mail addressed to: AAR CORP., Attention: Independent Directors, or the name of the individual director, c/o Corporate Secretary, AAR CORP., 1100 N. Wood Dale Road, Wood Dale, Illinois 60191. The independent members of the Board of Directors have approved procedures for the processing, review and disposition of all communications sent by stockholders or other interested parties to the Board of Directors.

Corporate Governance Guidelines

The Company adopted Corporate Governance Guidelines to codify long-standing policies and procedures and to demonstrate its commitment to corporate governance best practices. These Guidelines, under the administration of the Nominating and Governance Committee of the Board of Directors, address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management evaluation and succession, and the annual performance evaluation of the Board of Directors. These Guidelines are reviewed annually and were last revised in July 2006.

Code of Business Ethics and Conduct

The Company's Code of Business Ethics and Conduct adopted by the Board of Directors applies to all directors, officers, and employees, including the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, and the Chief Accounting Officer and Controller. The purpose of the Code of Business Conduct and Ethics is to promote the highest ethical standards in the Company's business practices and procedures, including the ethical handling of actual or apparent conflicts of interest; full, fair and timely disclosure; and compliance with applicable law and governmental rules and regulations. Employees are encouraged to report to the Company any conduct that they believe in good faith to be in violation of the Code of Business Ethics and Conduct. We will post any amendments to the Code of Business Ethics and Conduct and any waivers from the Code granted by the Board to directors or executive officers on the Company's website as required under SEC rules.

Related Person Transaction Policy

The Board of Directors, upon the recommendation of the Nominating and Governance Committee, adopted a written Related Person Transaction Policy in July 2008. The purpose of the Policy is to provide for the identification, review, and consideration of transactions between the Company or its subsidiaries and any related persons. "Related persons" means the Company's directors, director nominees, executive officers, greater than five percent beneficial owners of the Company's voting securities, members of their immediate families, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Under the Policy, any related person transaction involving amounts in excess of $120,000, subject to certain exceptions, must be reviewed, considered, and approved by the Board of Directors directly or through the Nominating and Governance Committee. Review of a proposed related person transaction takes into consideration, among other factors deemed appropriate, the purpose of, and the potential benefits to the Company of, the related person transaction, and the impact of the related person transaction on a director's independence in the event that the related person is a director or an immediate family member of a director. No member of the Board or the Nominating and Governance Committee may participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The Policy provides that the Company may undertake certain pre-approved related person transactions without further specific review, consideration, and approval, including the following:

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  transactions in which the related person's interest derives solely from his or her service as a director of another corporation or entity that is a party to the transaction;

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  transactions in which the related person's interest derives solely from his or her ownership (together with that of any other related persons) of less than 10% of the equity interest in another person (other than a general partnership interest) that is a party to the transaction;

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  transactions in which the related person's interest derives solely from his or her ownership of a class of equity securities of the Company and all holders of that class of equity securities receive the same benefits on a pro rata basis;

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  transactions involving the purchase or sale of products in the ordinary course of business, not exceeding $120,000 on an annual basis; and

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  compensation paid to executive officers and directors of the Company that is reported in the Company's proxy statement or otherwise approved by the Compensation Committee;

Mr. Ira A. Eichner, a former director and Founder and Chairman of the Board of the Company, who retired from the Board on October 19, 2005, provides consulting services to the Company pursuant to a consulting agreement that expires on October 18, 2010, under which he receives a quarterly consulting fee in the amount of $37,500. During the fiscal year ended May 31, 2008 ("Fiscal 2008"), Mr. Eichner received $150,000 in consulting fees. Mr. Eichner is Founder and Chairman of the Board Emeritus, an honorary position, and Mr. Storch's father-in-law.

Until October 2007, Director Norman R. Bobins was the Chairman of the Board, President and Chief Executive Officer of LaSalle Bank Corporation ("LaSalle Bank"). Since August 2006, the Company has been party to a $ 250,000,000 unsecured revolving credit facility with LaSalle Bank National Association, an affiliate of LaSalle Bank, and various other lenders. Under certain circumstances, the revolving credit commitment can be increased up to a maximum of $325,000,000. LaSalle Bank's participation under the facility is $55,000,000. The credit facility expires on August 31, 2011 and borrowings bear interest at LIBOR plus 100 to 237.5 basis points depending on specified financial measurements. The credit facility also includes a non-use fee which is currently 25 basis points on the unused portion of the facility. The facility was made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans. During Fiscal 2008, the maximum amount of borrowings outstanding under this facility was $173,000,000, and the Company paid an aggregate of $2,184,044 in interest and approximately $1,065,359 in fees and non-use charges under the facility. As of May 31, 2008, the Company had no outstanding borrowings under this facility and approximately $18,000,000 of letters of credit issued against this facility.

Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Committee. The following table shows the committee structure and membership:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
Norman R. Bobins	X
Michael R. Boyce		X	X
James G. Brocksmith, Jr.	X	Chair
Gerald F. Fitzgerald, Jr.	X
Ronald R. Fogleman		X	Chair
James E. Goodwin	Chair		X	X
Patrick J. Kelly		X
Timothy J. Romenesko
David P. Storch				Chair
Marc J. Walfish	X		X	X
Ronald B. Woodard	X	X

Audit Committee

The Audit Committee is comprised entirely of independent directors qualified to serve on the Audit Committee under applicable SEC and NYSE rules and regulations, and the Company's Categorical Standards and Policy for Determining Director Independence. Its members are James E. Goodwin (Chairman), Norman R. Bobins, James G. Brocksmith, Jr., Gerald F. Fitzgerald, Jr., Marc J. Walfish, and Ronald B. Woodard. The Board of Directors has determined that each of Messrs. Goodwin and Brocksmith is an "audit committee financial expert," within the meaning of applicable SEC rules. In addition, the Board of Directors has determined that service by Mr. Brocksmith on the Audit Committees of more than three public companies does not impair his ability to serve effectively on the Company's Audit Committee.

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Audit Committee and the Board of Directors at their July 2008 meetings. The full text of the Audit Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement.

The Audit Committee is primarily concerned with the integrity of the Company's financial statements, compliance with legal and regulatory requirements and the performance of the Company's internal audit function and independent registered accounting firm. The Audit Committee performs the specific functions described in its charter and, among other things:

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  approves and engages the independent registered public accounting firm who audits the Company's consolidated financial statements;

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  pre-approves all non-audit/audit related services furnished by the independent registered public accounting firm;

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  maintains communication between the Board and the independent registered public accounting firm;

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  monitors the qualifications, independence and performance of the independent registered public accounting firm;

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  oversees and reviews the Company's financial reporting processes and practices;

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  oversees and reviews the quality and adequacy of internal controls over financial reporting, disclosure controls and the organization and performance of the Company's internal audit department;

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  reviews the scope and results of audits; and

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  meets with the independent registered public accounting firm representatives and internal audit department representative without members of management present.

The Audit Committee held seven meetings during Fiscal 2008. The Audit Committee Report for Fiscal 2008 appears on page 43.

Compensation Committee

The Compensation Committee is comprised entirely of independent directors as defined under applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence. Its members are James G. Brocksmith, Jr. (Chairman), Michael R. Boyce, Ronald R. Fogleman, Patrick J. Kelly, and Ronald B. Woodard.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Compensation Committee and the Board of Directors at their July 2008 meetings. The full text of the Compensation Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement.

The Compensation Committee is primarily concerned with establishing, reviewing and approving Chief Executive Officer compensation, reviewing and approving other senior executive compensation and overseeing the Company's Stock Benefit Plan and any other compensation and employee benefit plans. The Compensation Committee performs the specific functions described in its charter and, among other things:

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  reviews and approves compensation policies and practices for all elected corporate officers, including named executive officers;

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  fixes the compensation of the Chairman and Chief Executive Officer and, together with the full Board, evaluates the Chief Executive Officer's performance;

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  administers the Company's annual cash incentive and long-term stock incentive programs for officers, the AAR CORP. Stock Benefit Plan, and the AAR Section 162(m) Incentive Goal Program;

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  recommends director compensation and benefits to the Board for approval; and

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  oversees administration of certain other employee benefit, director deferred compensation, savings and retirement plans.

The Compensation Committee held six meetings during Fiscal 2008. The Compensation Committee Report for Fiscal 2008 appears on page 17.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised entirely of independent directors as defined under applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence. Its members are Ronald R. Fogleman (Chairman), Michael R. Boyce, James E. Goodwin, and Marc J. Walfish.

The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Nominating and Governance Committee and the Board of Directors at their July 2008 meetings. The full text of the Nominating and Governance Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement.

The Nominating and Governance Committee is responsible for both nominating and governance functions as described in its charter. The Nominating and Governance Committee performs the specific functions described in its charter and, among other things:

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  oversees the composition, structure and evaluation of the Board and its committees;

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  reviews, considers, and acts upon related person transactions;

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  develops and recommends corporate governance guidelines for Board approval; and

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  monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees.

Director Nominations and Qualifications.    In seeking qualified candidates, the Nominating and Governance Committee obtains referrals from management, other directors, business and community leaders, and stockholders, and may retain the services of a consultant to assist in identifying candidates. The Nominating and Governance Committee seeks candidates that complement the Board as a whole and who collectively are strong and diverse in knowledge, skills, experience, and background. The Committee screens all candidates in the same manner regardless of the source of the recommendation. When selecting nominees, including those proposed by stockholders, the Committee looks for candidates who are independent and have a high level of integrity and professional and personal ethics and values, as well as demonstrated business acumen, leadership and policy making experience or special technical skills, irrespective of gender or ethnicity, as well as other factors the Committee deems appropriate. The Committee has full discretion in considering its nominations to the Board. The Company's Director Nominating Process and Selection Guidelines appear on the Company's website and are available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement.

The Nominating and Governance Committee will consider director candidates recommended by stockholders in the same manner as other candidates. Stockholders may submit a proposed nomination to the Nominating and Governance Committee for consideration with respect to the Annual Meeting of Stockholders for the year 2009 by writing to the Secretary, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191. To be considered, proposed nominations must be received prior to May 1, 2009, must state the reasons for the proposed nomination and contain the information required under the Company's By-Laws, including the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations, information as to stock ownership, and other arrangements regarding the Common Stock, and any other qualifications. Proposed nominations must also include a statement indicating that the proposed nominees have consented to being named in the Proxy Statement and to serve if elected.

The Nominating and Governance Committee held two meetings during Fiscal 2008.

Executive Committee

The Executive Committee is comprised of David P. Storch (Chairman), James E. Goodwin, and Marc J. Walfish. Mr. Goodwin and Mr. Walfish are each independent directors as defined by applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Executive Committee and the Board of Directors at their July 2008 meetings. The full text of the Executive Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement.

The Executive Committee is authorized to meet between meetings of the Board of Directors and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee's charter, the Board, applicable law and the Company's By-Laws.

The Executive Committee held four meetings during Fiscal 2008.

Board Meetings and Attendance

During Fiscal 2008, the Board held seven meetings. All persons who were directors during Fiscal 2008 attended at least 75% of the Board meetings and meetings of Board committees on which they served. All the members of the Company's Board of Directors attended the Company's 2007 Annual Meeting of Stockholders.

Director Compensation

The Board believes that compensation for any director who is not an officer or employee of the Company or any subsidiary ("Non-Employee Director") should be primarily a mix of cash and equity compensation. Director compensation and benefits are recommended to the Board of Directors from time to time by the Compensation Committee for Board approval. Directors who are officers or employees of the Company or any subsidiary receive no additional compensation for service on the Board or any of its committees.

Cash Compensation

Each Non-Employee Director receives an annual retainer of $45,000 (an increase from $35,000 effective April 15, 2008), a fee of $2,500 for attendance at each meeting of the Board or any Board committee attended in person ($1,250 per meeting for telephonic Board and Committee meetings), plus reimbursement of expenses. Each Committee Chairman (other than Mr. Storch) receives an additional $5,000 annual retainer.

Annual retainer fees are paid quarterly, Committee Chairman retainer fees are paid annually, and meeting fees are paid promptly following each meeting attended, as are reimbursement of expenses. Each Non-Employee Director may elect to defer receipt of the retainer and meeting fees pursuant to the Company's Non-Employee Directors' Deferred Compensation Plan. Under the Plan, deferred retainer fees are converted into stock units equivalent to shares of Common Stock, and deferred meeting fees are credited with interest quarterly based on the 10-year United States Treasury Bond rate. Distributions of deferred retainer fees under the Plan are made in cash or equivalent value Common Stock, at the participant's election, and distribution of deferred meeting fees are made in cash, in each case upon termination of service on the Board and on the happening of certain other events, as specified in the Plan.

Equity Compensation

Each Non-Employee Director also is eligible to receive discretionary stock option grants and restricted stock awards from time to time under the AAR CORP. Stock Benefit Plan, as may be determined by the Compensation Committee. Prior to Fiscal 2006, each Non-Employee Director received an annual stock option grant with an exercise price equal to the closing NYSE price on the date of grant, that expired ten years from the date of grant, and became exercisable in 25% increments on each anniversary of the grant date. All unvested stock options became fully vested on May 1, 2006. The Compensation Committee determined that, beginning with Fiscal 2006, equity compensation paid to Non-Employee Directors should be in the form of restricted stock instead of stock options. It further determined that, based on a value of approximately $40,000 per year at the then current stock price, each Non-Employee Director should receive an annual restricted stock award of 2,500 shares each year for the next four years (having a grant date of July 11 each year), vesting pro rata over a three-year period, on each anniversary of the grant date. Consistent with the foregoing, on July 11, 2007, the Compensation Committee made a restricted stock grant of 2,500 shares for Fiscal 2008 to each Non-Employee Director. Restricted stock recipients are entitled to vote and receive dividends, if any, on shares of restricted stock.

Other Compensation

Each Non-Employee Director, upon being elected a director, receives term life insurance coverage of $200,000 and is eligible (with spouse) to participate in a Company-paid, annual physical program. The Company also reimburses its directors and, in certain circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings.

Terminated Directors' Retirement Plan

The Company terminated the Non-Employee Directors' Retirement Plan effective April 10, 2001. Any Non-Employee Director who was a director on the plan's effective date of termination or a retired director then receiving benefits under the plan continues to be eligible to receive benefits pursuant to the terms of the plan as the plan was in effect and applicable to such participant on the earlier of the date of plan termination or date of retirement. Benefits are paid upon reaching age 65 and retiring from the Board if such director has completed at least five years of service as a director. Benefits are paid quarterly in cash in an amount equal to 25% of the annual retainer payable from time to time to an active director and are paid for a period equal to the total number of years of service as a director to a maximum of ten years or until death. Liabilities under the plan are unfunded. As of May 31, 2008, six former directors were receiving retirement benefits under the plan, one former director was eligible to receive benefits under the plan upon reaching age 65, and one current director, Mr. Brocksmith, is eligible to receive benefits under the plan upon retirement from the Board.

Fiscal 2009 Director Compensation

Non-Employee Director compensation for the fiscal year ended May 31, 2009 ("Fiscal 2009") will remain the same as it was at the end of Fiscal 2008. On July 11, 2008, the Compensation Committee made a restricted stock grant of 2,500 shares for Fiscal 2009 to each Non-Employee Director.

 Director Compensation Table

The following table details the total compensation paid to the Company's Non-Employee Directors for Fiscal 2008:

Name[1]	Fees Earned or Paid in Cash($)[2]	Stock Awards($)[3]	Option Awards($)[4]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings($)[5]	All Other Compensation ($)[6]	Total ($)
Norman R. Bobins	26,250	0	0	0	0	6,452	32,702
Michael R. Boyce	62,500	69,600	0	0	0	—	132,100
James G. Brocksmith, Jr.	78,750	69,600	0	0	60,864	5,220	214,434
Gerald F. Fitzgerald, Jr.	61,250	64,500	0	0	0	629	126,379
Ronald R. Fogleman	70,000	69,600	0	0	0	1,200	140,800
James E. Goodwin	76,250	69,600	0	0	0	4,500	150,350
Patrick J. Kelly	56,250	64,500	0	0	0	406	121,156
Marc J. Walfish	70,000	69,600	0	0	0	—	139,600
Ronald B. Woodard	72,500	69,600	0	0	0	3,230	145,330
1
Mr. Storch and Mr. Romenesko are not included in this table as they are employee directors of the Company and receive no additional compensation for their service as directors. Their compensation from the Company is set forth on the Summary Compensation Table in this Proxy Statement.

2
The following table provides a breakdown of director fees earned or paid in cash for Fiscal 2008:

Name	Annual Retainer ($)	Committee Chair Retainer Fees ($)	Meeting Fees ($)	Total ($)
Norman R. Bobins	17,500	0	8,750	26,250
Michael R. Boyce	35,000	0	27,500	62,500
James G. Brocksmith, Jr.	35,000	5,000	38,750	78,750
Gerald F. Fitzgerald, Jr.	35,000	0	26,250	61,250
Ronald R. Fogleman	35,000	5,000	30,000	70,000
James E. Goodwin	35,000	5,000	36,250	76,250
Patrick J. Kelly	35,000	0	21,250	56,250
Marc J. Walfish	35,000	0	35,000	70,000
Ronald B. Woodard	35,000	0	37,500	72,500
3
The amounts in this column represent the Company's expense recognized in Fiscal 2008 for financial statement reporting purposes with respect to all outstanding restricted stock awards (including Fiscal 2008 awards and all prior year awards) held by each Non-Employee Director, computed in accordance with SFAS 123(R). Under SFAS 123(R), the amounts shown exclude the impact of estimated award forfeitures. As of May 31, 2008, the number of restricted shares held by each Non-Employee Director was as follows: Mr. Bobins, 0 shares; Mr. Boyce, 5,001 shares; Mr. Brocksmith, 5,001 shares; Mr. Fitzgerald, 4,167 shares; Mr. Fogleman, 5,001 shares; Mr. Goodwin, 5,001 shares; Mr. Kelly, 4,167 shares; Mr. Walfish, 5,001 shares; and Mr. Woodard 5,001 shares. The above amounts reflect the Company's accounting expense and do not represent the actual value that will be realized by the Non-Employee Directors.

4
No stock options were granted to Non-Employee Directors in Fiscal 2008 and all previously issued options held by directors are fully vested. Accordingly, the Company recognized no accounting expense in Fiscal 2008 for financial statement reporting purposes with respect to stock options held by its Non-Employee Directors. The aggregate number of shares issuable pursuant to stock options held by each Non-Employee Director as of May 31, 2008 was as follows: Mr. Bobins, 0; Mr. Boyce, 0; Mr. Brocksmith, 17,000; Mr. Fitzgerald, 0; Mr. Fogleman, 17,000; Mr. Goodwin, 17,000; Mr. Kelly, 0; Mr. Walfish, 17,000; and Mr. Woodard, 3,500.

5
Mr. Brocksmith is the only continuing director eligible for a benefit under the Company's Non-Employee Directors' Retirement Plan. The amount in this column represents the increase in the present value of accumulated benefits under the Company's Non-Employee Directors' Retirement Plan, as of May 31, 2008, determined using assumptions consistent with those used for reporting purposes in the Company's 2008 Form 10-K. There were no preferential or above-market earnings credited under the Company's Non-Employee Directors' Deferred Compensation Plan.

6
This column includes reimbursed expenses in connection with spousal travel and/or travel and hotel expense in connection with the Company-paid executive/spouse annual physical program as well as the cost of the annual physical program and the cost of term life insurance.

Compensation Committee Interlocks and Insider Participation

Messrs. Brocksmith, Boyce, Fogleman, Kelly, and Woodard, all of whom are independent Non-Employee Directors, are the current members of the Compensation Committee of the Board of Directors of the Company. During Fiscal 2008, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served on either the Board of Directors of the Company or on the Compensation Committee of the Board of Directors of the Company.

V. SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following tables show the shares of Common Stock beneficially owned, as of July 31, 2008, by (i) each current director and director nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than five percent of the outstanding shares of Common Stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and investment power, and none of the shares shown in the tables is pledged by any of the persons listed.

Security Ownership of Management

Name	Shares Beneficially Owned[1]		Percent of Shares Outstanding if Greater than 1%
Norman R. Bobins	0		—
Michael R. Boyce	23,800		—
James G. Brocksmith, Jr.	24,500		—
James J. Clark	200,930		—
Gerald F. Fitzgerald, Jr.	25,000		—
Ronald R. Fogleman	24,500		—
James E. Goodwin	26,500		—
Patrick J. Kelly	13,000	[2]	—
Richard J. Poulton	25,000		—
Howard A. Pulsifer	146,150		—
Timothy J. Romenesko	238,832		—
David P. Storch	1,377,048	[3]	3.56%
Marc J. Walfish	31,500		—
Ronald B. Woodard	11,000		—
All directors and executive officers as a group	2,167,760	[2,3]	5.60%
1
Includes the following shares of the identified person that may be acquired within 60 days of July 31, 2008 through the exercise of stock options: Mr. Brocksmith, 17,000 shares; Mr. Clark, 92,094 shares; Mr. Fogleman, 17,000 shares; Mr. Goodwin, 17,000 shares; Mr. Pulsifer, 62,578 shares; Mr. Romenesko, 131,868 shares; Mr. Storch, 523,742 shares; Mr. Walfish, 17,000 shares; and Mr. Woodard, 3,500 shares; and all directors and executive officers as a group, 881,782 shares.

2
Includes 8,000 shares beneficially owned through KMK & Associates, LLC in which Mr. Kelly is a one-third owner.

3
Includes 18,810 shares beneficially owned by Mr. Storch's wife, as to which Mr. Storch disclaims beneficial ownership.

 Security Ownership of Certain Beneficial Owners

	Common Stock Beneficially Owned as of December 31, 2007
Name and Address of Beneficial Owner	Number of Shares		Percent of Class
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	2,015,430	[1]	5.34%
Earnest Partners, LLC 1180 Peachtree Street, NE Suite 2300 Atlanta, GA 30309	4,501,156	[2]	11.9%
1
Based on a Schedule 13G filing dated January 10, 2008, Barclays Global Investors, NA and certain of its affiliates disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	1,530,536
(ii)	shared voting power:	0
(iii)	sole investment power:	2,015,430
(iv)	shared investment power:	0
2
Based on a Schedule 13G filing dated January 29, 2008, Earnest Partners, LLC disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	1,555,651
(ii)	shared voting power:	1,456,005
(iii)	sole investment power:	4,501,156
(iv)	shared investment power:	0

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and beneficial owners of more than 10% of the Company's stock, if any, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE, and to furnish copies of these forms to the Company. To the Company's knowledge, based solely upon a review of copies of SEC Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to Fiscal 2008, the Company believes that all of the Company's officers and directors filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934 during Fiscal 2008.

 VI. EXECUTIVE COMPENSATION

Compensation Committee's Report on Executive Compensation

The Compensation Committee of the Board of Directors of the Company furnishes the following report to the stockholders of the Company in accordance with applicable SEC rules.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth below with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

Compensation Committee
    James G. Brocksmith, Jr., Chairman
    Michael R. Boyce
    Ronald R. Fogleman
    Patrick J. Kelly
    Ronald B. Woodard

Compensation Discussion and Analysis

Overview

The purpose of this Compensation Discussion and Analysis is to describe the Company's executive compensation program. This section explains the goals of the Company's executive compensation program, the role of the Compensation Committee, the key factors affecting compensation decisions, the principal compensation elements used to achieve the Company's goals, the compensation decisions made with respect to Fiscal 2008 compensation for the Company's Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers (collectively, the "named executive officers"), and the reasons for these compensation decisions.

Goals of the Executive Compensation Program

The goals of the Company's executive compensation program are to:

  •
  attract and retain talented executives capable of achieving the Company's strategic business initiatives;

  •
  motivate and reward executives to meet or exceed financial performance measures designed to produce outstanding business results and contribute to long-term stockholder value; and

  •
  provide for compensation that is appropriately balanced between cash and equity compensation, in each case dependent on Company, business unit, and individual performance.

The Company's pursuit of these goals affects the types of compensation elements used, the size and structure of compensation awards, and other aspects of the Compensation Committee's compensation decisions.

Role of the Compensation Committee

The Compensation Committee is responsible for structuring and administering executive compensation. The Compensation Committee is comprised of five individuals, each of whom has been determined by the Board of Directors to be (i) an independent director of the Company under applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence, (ii) a non-employee director for purposes of Rule 16b-3 of the Exchange Act, and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code.

The Compensation Committee relies upon the judgment of its members and considers the advice of outside compensation consultants in making compensation decisions. It reviews the performance of the Company and the executive during the year, taking into account established goals, leadership qualities, operational performance, business responsibilities, career experience, and long-term potential to enhance stockholder value. In addition, the Compensation Committee considers other factors that it deems relevant in making executive compensation decisions, including those identified below.

Key Factors Affecting Executive Compensation Decisions

The following are key factors affecting the executive compensation decisions made by the Compensation Committee for the Company's executives, including its named executive officers:

  •
  Relationship Between Pay and Performance:    A principal compensation guideline of the Committee is that there be a strong link between pay and performance, both at the Company level and at the executive level. The types and levels of performance-based awards are set so that superior performance is rewarded with superior compensation, while below target performance results in below target compensation. Performance targets for the measures that are tied to variable compensation are representative of the Company's expectations of high performance. As discussed below under "— Annual Cash Incentive Opportunities" and "— Long-Term Incentive Opportunities," the Company used (i) net income, return on invested capital, and a leverage performance goal to determine Fiscal 2008 annual cash incentives, (ii) net income and return on invested capital to determine the number of performance-based shares of restricted stock available for grant for the two-year program period ending May 31, 2008, and (iii) net income and a leverage performance goal to determine the number of performance-based shares of restricted stock available for grant for the two-year program period ending May 31, 2010.

  •
  Competitive and Benchmarking Information:    Total compensation opportunities for each executive are intended to be competitive with those offered by other companies competing for talent in the Company's employment market. The Company periodically reviews compensation paid by a comparative group of companies in determining base salaries, annual cash incentive opportunities, and long-term incentive opportunities provided to its named executive officers. At its most recent review in Fiscal 2007, the Compensation Committee determined that the appropriate comparative or peer group of companies, based on the marketplace for executive talent in the Company's businesses, were the companies in the S&P 600 Aerospace/Defense smallcap index. The S&P 600 Aerospace/Defense smallcap index currently consists of the following 10 companies, in addition to AAR CORP.:

    •
    Applied Signal Technology

    •
    Ceradyne Inc.

    •
    Cubic Corp.

    •
    Curtiss-Wright Corp.

    •
    Esterline Technologies Corp.

    •
    GenCorp Inc.

    •
    Moog, Inc.

    •
    Orbital Sciences Corp.

    •
    Teledyne Technologies Inc.

    •
    Triumph Group, Inc.

    As a general matter, the Compensation Committee seeks to target total direct compensation for each executive, defined as the aggregate of base salary, annual bonus, and long-term incentives, to be in the 50th to 75th percentile for the comparative or peer group of companies.

    The Committee also periodically reviews and considers the compensation practices of a performance peer group consisting of similarly-sized non-financial and non-insurance companies with similar annual revenues. This group provides additional perspective and reference on general industry trends outside of specific industry competitors.

  •
  Retention of Compensation Consultants:    The Compensation Committee has the authority under its charter to retain the services of outside advisors. The Compensation Committee has retained compensation consultants in the past to advise with both the design and implementation of the various elements of the program and the level of individual executive participation. For Fiscal 2008, the Compensation Committee engaged an independent consulting firm, Capital H Group, to assist it in reviewing the Chief Executive Officer's and certain other executive officers' compensation, primarily by compiling and analyzing compensation and performance data of the comparative or peer group of companies described above on a position-by-position basis. The total compensation opportunities for these executive officers are established at an appropriate level relative to the 75th percentile based on compensation for such positions at other companies in the comparative group of companies. Generally, as an executive's level of responsibility increases, a greater percentage of total compensation opportunity is based on performance, and the mix of total compensation shifts toward stock, thereby aligning the long-term interests of senior executives with those of stockholders.

  •
  Historical Compensation Information:    In taking compensation actions, the Compensation Committee also reviews and considers historical compensation data for the Company's executives, including the named executive officers. This data includes rolling 10-year historical summaries of cash and equity compensation received by each of the executive officers. When setting compensation levels for Mr. Storch in his employment agreement entered into on May 31, 2006, the Committee reviewed, and took into consideration, tally sheets prepared by Capital H Group that summarized Mr. Storch's total annual compensation, including cash and non-cash direct compensation, cumulative benefits and savings under retirement plans and equity compensation programs, perquisites and potential payments on termination of employment, whether on a Change in Control of the Company or otherwise. The Committee also reviewed and considered substantially similar total compensation tally sheets when setting compensation levels for Mr. Romenesko in connection with his promotion to President and Chief Operating Officer of the Company on June 1, 2007 and for Mr. Poulton in connection with his promotion to Chief Financial Officer of the Company on June 1, 2007.

  •
  Recommendations of the Chief Executive Officer:    The Company's Chief Executive Officer is responsible for bringing recommendations to the Compensation Committee regarding compensation actions for all of the other named executive officers. In making his recommendations, the Chief Executive Officer evaluates the performance of the executives during the prior year against pre-established performance goals, which cover a range of objective and subjective factors. Some of the performance goals relate to the Company's financial performance or the executive's business unit's financial performance; other performance goals are non-quantitative and relate to customer relationships, acquisition integration, diversity development or similar Company initiatives. The Company's Human Resources Department assists the Chief Executive Officer by collecting and organizing relevant historical and current compensation information, including information received from the Compensation Committee's consultant, as well as comparative or peer group compensation information and industry trends. The Vice President of the Human Resources Department participates in all Compensation Committee meetings.

    The Compensation Committee gives substantial weight to the compensation recommendations of the Chief Executive Officer, but the Compensation Committee has the ultimate decision-making authority and responsibility for compensation decisions affecting the Company's executives, including its named executive officers.

  •
  Internal Pay Equity:    In addition to comparative or peer group compensation information, the Compensation Committee also reviews internal pay comparisons among the Company's executives. Internal pay equity was a factor in setting Mr. Romenesko's compensation in connection with his promotion to President and Chief Operating Officer on June 1, 2007 and Mr. Poulton's compensation in connection with his promotion to Chief Financial Officer on June 1, 2007.

Principal Compensation Elements of the Executive Compensation Program

Base Salary

The Company provides competitive base salaries designed to reward individual performance and contributions consistent with an executive officer's position and responsibilities. Base salary levels of all corporate officers, including the Chief Executive Officer and the other named executive officers, are reviewed annually by the Compensation Committee and may be adjusted depending upon:

  •
  the executive's current salary;

  •
  the executive's qualifications, responsibilities, and assessed performance contribution, including significant changes in responsibility or performance related to established goals;

  •
  the executive's tenure with the Company and the position held by the executive;

  •
  competitive salary considerations relative to similar positions at other companies competing for talent in the Company's employment market, including the cited comparative or peer group companies; and

  •
  the recommendation of the Chief Executive Officer, in the case of all other executive officers.

Base salaries are generally set in the 50th to 75th percentile of salary levels of comparable positions in the cited comparative or peer group companies. The Company does not target base salaries as any specific percentage of total compensation when setting base salary; however, given the emphasis on the link between pay and performance, base salaries are a less significant percentage of total compensation compared to the Company's variable performance-based compensation. Based upon the above factors, the Compensation Committee approved base salary increases effective June 1, 2007, as shown in the "Salary" column of the Summary Compensation Table, reflecting a Company-wide salary increase of 3.5%, and an additional increase in the case of Messrs. Romenesko and Poulton as a result of their promotions to President and Chief Financial Officer, respectively.

At its meeting on July 8, 2008, the Compensation Committee approved the following new base salaries, effective June 1, 2008, reflecting a Company-wide salary increase of 3.0%, and an additional increase in the case of Messrs. Romenesko and Poulton in light of their contributions during their first years as President and Chief Financial Officer, respectively: Mr. Storch: $791,295; Mr. Romenesko: $450,000; Mr. Clark: $319,815; and Mr. Poulton: $330,000. Mr. Pulsifer retired as Vice President and General Counsel on May 31, 2008.

Annual Cash Incentive Opportunities

The Compensation Committee believes that annual incentive opportunities, payable in cash, serve as an appropriate incentive for achievement of the Company's short-term performance goals. Within the first 90 days of each fiscal year, the Company establishes specific performance goals for its executive officers, including the named executive officers, that govern the payment of annual cash bonuses for that fiscal year. The Company pays a cash bonus to each executive officer, measured as a percentage of the executive officer's salary (except for Mr. Clark), based on the extent to which the Company and the executive officer achieve applicable performance goals. Generally, performance at a target level will result in a target bonus, and performance above or below target will result in payment of a bonus at a higher or lower percentage of salary, respectively. Performance below a minimum threshold will result in no bonus payment. Mr. Clark's bonus is based on the performance results for his business group (Aviation Supply Chain Group), as described below. In all cases, the Company reserves the right to reduce the amount of any cash bonus payable to an executive based on individual performance and the right to reflect the inclusion or exclusion of extraordinary items in the bonus determination.

For Fiscal 2008, the performance goals for annual cash incentive opportunities for the named executive officers (other than Mr. Clark) were based on net income (target of $67,400,000), return on invested capital (target of 9.7%) and a leverage ratio (target of less than 50%). For purposes of measuring attainment of these performance goals for Fiscal 2008, "net income" is the Company's net income reported in its audited financial statements; return on invested capital means the percentage that results from dividing net operating profit after tax by the average invested capital; and leverage ratio is based on maintaining a long-term recourse net debt-to-capital ratio of 50% or less. The choice of these performance measures reflects the priority placed by the Company on preserving and growing stockholder wealth and maintaining a strong balance sheet. For Fiscal 2008, the performance goals for Mr. Clark's annual cash incentive opportunity were based on pre-tax income (target of $50,706,000), working capital turnover (target of 2.9x), and return on invested capital (target of 21.1%), for his business group (Aviation Supply Chain), rather than overall Company performance.

The relative weight assigned to each of these performance goals in Fiscal 2008 for each named executive officer appears in the table below:

Name	Net Income	Return on Invested Capital	Leverage Ratio/ Working Capital Turnover[2]
David P. Storch	50%	25%	25%
Timothy J. Romenesko	50%	25%	25%
James J. Clark[1]	93%	5%	2%
Richard J. Poulton	50%	25%	25%
Howard A. Pulsifer	50%	25%	25%
1
Pre-tax income, return on invested capital and working capital turnover of the Aviation Supply Chain business group in the case of Mr. Clark.

2
Working capital turnover in the case of Mr. Clark and leverage ratio in the case of all other named executive officers.

The target annual bonus opportunities for the named executive officers vary depending on position, the Company's performance and the Committee's individual assessment of the named executive officer's individual contributions, and are set forth in the table below:

Percentage of Base Salary
Name	Threshold[1]	Target	Maximum[1]
David P. Storch	70%	100%	150%
Timothy J. Romenesko	70%	100%	125%
James J. Clark[2]	N/A	N/A	N/A
Richard J. Poulton	42%	60%	100%
Howard A. Pulsifer	32.5%	65%	65%[3]
1
Threshold bonus is based upon attainment of performance goals of 70% or 80% of target, depending upon the executive officer involved. Maximum bonus is based upon attainment of performance goals at 120% of target.

2
Mr. Clark's bonus is not based on a percentage of salary. However, if his business group meets its performance goals at the target level, Mr. Clark would receive a bonus that would be equal to 244% of his base salary. There is no limit on the bonus amount Mr. Clark may receive, subject to a maximum of $5 million, since he receives a flat percentage of each dollar by which his business group exceeds the pre-tax income performance goal.

3
As a participant in the Company's Management Incentive Plan applicable to certain officers, Mr. Pulsifer is eligible to receive a separate discretionary bonus (which, if paid, would not qualify as performance-based compensation under Section 162(m)) equal to 65% of his base salary for exceptional performance as determined by the Chief Executive Officer of the Company.

The Company's actual performance results in Fiscal 2008 were net income of $75,144,000, return on invested capital of 10%, and a long-term recourse net debt-to-capital ratio of 43.5%. The annual cash bonuses reflecting this Fiscal 2008 performance that were paid to the named executive officers are set forth under the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

At its meetings in July and August of 2008, the Compensation Committee set performance goals based on net income and a leverage ratio for purposes of the Company's Fiscal 2009 annual cash incentive opportunities for its named executive officers, except for Mr. Clark for whom it set performance goals based on pre-tax income, return on invested capital, and cash flow of his business group, Aviation Supply Chain.

Long-Term Incentive Opportunities

The Company uses equity compensation to provide long-term incentive opportunities for its named executive officers and other executive officers. The Company believes that the use of equity compensation rewards executives in a manner that aligns their interests with the interests of the Company's stockholders. Long-term equity-based compensation represents the most significant component of total compensation for the Company's executives.

Equity compensation is provided under the stockholder-approved AAR CORP. Stock Benefit Plan ("Stock Benefit Plan"). Under the Stock Benefit Plan, the Compensation Committee has the discretion to grant stock options, performance-based restricted stock awards, employment-based restricted stock awards, stock awards with no restrictions, or any combination of the foregoing. The Stock Benefit Plan also provides for the use of stock appreciation units; however, to date, the Compensation Committee has not granted any stock appreciation units.

Generally, when determining restricted stock and stock option grant opportunities, the Committee considers the executive's position and responsibilities in the Company, performance and contributions during the preceding year, capabilities and potential for future contributions to the Company, the number of restricted stock shares and options previously granted to the executive and, for senior management (including the named executive officers), their stock ownership relative to the Company's stock ownership guidelines, and the Chief Executive Officer's recommendation.

•
Performance-Based Restricted Stock:    The current long-term incentive vehicle for the named executive officers and certain other executive officers is performance-based restricted stock. Individuals are given award opportunities at the beginning of a two-year program period (consisting of two individual fiscal year performance periods and a third combined two fiscal year performance period), and the actual grants of the restricted stock are made based on the achievement of performance goals set by the Compensation Committee at the beginning of the program period. The grants of the restricted stock may be accelerated to the 20th consecutive trading day on which the Company's common stock trades at an average price equal to or greater than 30% above its price at the beginning of the program period.

  Once restricted stock awards are granted based upon satisfaction of the applicable performance goals, or the common stock price acceleration provision, they are subject to time vesting periods determined by the Compensation Committee. The use of meaningful time vesting periods encourages executives to build their careers with the Company and contributes to stability within the Company's executive leadership.

  For each of the three performance periods in the two-year program period beginning on June 1, 2006 and ending May 31, 2008, the Compensation Committee, in July 2006, set performance goals based on net income and return on invested capital. In addition, in connection with Mr. Romenesko's promotion to President and Chief Operating Officer of the Company, and Mr. Poulton's promotion to Chief Financial Officer of the Company, the Compensation Committee, in June 2007, approved a special one-year performance-based restricted stock opportunity based on the achievement of one-year net income and return on invested capital performance targets established by the Committee for Fiscal 2008.

  All of the above performance goals, together with the Company's actual performance for the performance periods (adjusted for unusual items), are set forth below. In all cases, no award of restricted stock will be granted unless the Company achieves its performance targets at an 80% level (in which case 50% of the shares of restricted stock will be granted). Achievement of performance targets between 80% and 100% will result in a proportional number of shares of restricted stock being granted, and in no case will more than 100% of the target number of shares be granted, even for performance in excess of the performance targets.

	Performance Period
Performance Goals	Fiscal 2007 (June 1, 2006 - May 31, 2007)	Fiscal 2008 (June 1, 2007 - May 31, 2008)	Combined Two Fiscal Year Period
Net Income:
Target set in July 2006 for all Executives	$40.4 million	$46.5 million	$86.9 million
Target set in June 2007 for COO/CFO	N/A	$67.4 million	N/A
Actual	$60.2 million	$75.1 million	$135.3 million
Return on Invested Capital:
Target set in July 2006 for all Executives	7.5%	8.0%	7.75%
Target set in June 2007 for COO/CFO	N/A	9.7%	N/A
Actual	8.7%	10.0%	9.4%

  Targets are used solely for measuring performance under the Company's performance-based restricted stock program. They are not intended to forecast future Company performance.

  As shown, the Company achieved all of its performance targets for each performance period during the two-year program period ending May 31, 2008. In addition, on May 11, 2007, the Company's common stock traded for the 20th consecutive trading day at or above $31.30 per share, or 30% above its trading price of $24.08 per share at the beginning of the program period, thus accelerating the grant of the performance-based restricted stock to the named executive officers as follows: Mr. Storch, 130,000 shares; Mr. Romenesko, 30,000 shares; Mr. Clark, 30,000 shares; Mr. Poulton, 15,000 shares; and Mr. Pulsifer, 30,000 shares. The performance-based stock granted on May 11, 2007 for the two-year program period ending May 31, 2008 is subject to the following vesting schedule: 20% on June 1, 2009; 40% on June 1, 2011; and 40% on June 1, 2013. Award recipients receive dividends, if any, on the performance-based restricted stock and also have the right to vote the shares.

  In the case of the special one-year performance period ending May 31, 2008 for Messrs. Romenesko and Poulton, the Company also achieved its net income and return on invested capital targets. These performance targets, set in the first 90 days of Fiscal 2008, were higher than the corresponding performance targets under the two-year program that were set in the first 90 days of Fiscal 2007. The annual performance-based restricted stock opportunity for Messrs. Romenesko and Poulton also contained a stock price acceleration clause, providing that the grant would have been accelerated to the 20th consecutive day on which the Company's common stock traded at an average price equal to or greater than 30% ($43.47 per share) above its price on the commencement of the performance period ($33.44 per share). This stock price acceleration clause, however, was not triggered. The performance-based restricted stock opportunity for Messrs. Romenesko and Poulton, resulted in a grant on May 31, 2008 of 15,000 shares to Mr. Romenesko and 10,000 shares to Mr. Poulton. These shares are subject to the same vesting schedule as that governing the performance-based restricted stock granted on May 11, 2007.

  At its meetings on May 27, 2008 and July 8, 2008, the Compensation Committee established a new performance-based restricted stock program with a two-year program period beginning June 1, 2008 and ending May 31, 2010. The Compensation Committee set performance goals based on net income and a leverage performance goal (a long-term recourse net debt to capital ratio of less than 50%), and provided that the grants of the performance-based restricted stock may be accelerated to the 20th consecutive trading day on which the Company's common stock trades at an average price equal to or greater than $25.06 per share, which is 30% above its price of $19.28 on June 1, 2008, the beginning of the program period. Performance-based restricted shares, if granted, will be subject to the following vesting schedule: 20% on June 1, 2011; 40% on June 1, 2013; and 40% on June 1, 2015.

•
Stock Options:    The Company did not grant any stock options to any named executive officers in Fiscal 2008. The Company currently intends, for the foreseeable future, to rely on grants of performance-based restricted stock to fund its long-term incentive opportunities for the named executive officers. Stock options, when awarded, are granted with an exercise price equal to the NYSE closing stock price on the date of grant, typically expire ten years from the date of grant or earlier upon termination of employment, become exercisable in equal increments over a period of three to five years on successive grant anniversary dates or, in some instances, upon meeting pre-determined share price performance criteria. All outstanding stock options held by the named executive officers as of the end of Fiscal 2008 were fully vested.

Retirement Benefits

The Company's named executive officers participate in three retirement plans: the Retirement Plan, the Retirement Savings Plan and the Supplemental Key Employee Retirement Plan (the "SKERP").

•
Retirement Plan:    Benefit accruals under the tax-qualified Retirement Plan ceased for most employees, including the named executive officers, on June 1, 2005. At termination of employment, a participant is eligible to receive the amount credited to his account under the Retirement Plan, which consists of (i) an opening balance for those participants who participated in the Retirement Plan at December 31, 1999 equal to the then present value of the benefit accrued as of such date, (ii) quarterly pay credits (through May 31, 2005) based on the participant's age and service, and (iii) quarterly interest credits until the account is distributed based on the 30-year Treasury securities rate.

•
Retirement Savings Plan:    The Retirement Savings Plan is a tax-qualified 401(k) plan that covers most U.S. employees. An employee can elect to defer up to 75% of his compensation on a pre-tax basis, up to a maximum of $15,500 in 2008, or $20,500 if age 50 or over. Unless an employee elects otherwise, participation for non-union employees hired on or after June 1, 2007 is automatic at a 3% deferral rate. The Company provides a matching contribution equal to 20% of the participant's deferrals (up to 5% of compensation), a profit sharing contribution of up to 4% of compensation based on the participant's deferrals and the performance of the participant's operating unit, and a retirement benefit contribution of up to 4% of compensation based on the participant's age and service.

•
SKERP:    The SKERP is a non-qualified retirement plan that contains a defined benefit portion and a defined contribution portion. Benefit accruals under the defined benefit portion for all employees other than Mr. Storch, Mr. Romenesko and Mr. Pulsifer ceased as of October 1, 2001 and were distributed to the participants. The benefits accrued under the defined benefit portion as of May 31, 2006 for the three remaining participants were converted to a lump sum and transferred to the defined contribution portion of the SKERP.

  The defined contribution portion of the SKERP is intended to provide eligible employees with the portion of their elective deferrals and the Company's matching and profit sharing contributions that could not be made under the Retirement Savings Plan due to Internal Revenue Code limitations on the amount of compensation that can be taken into account in determining contributions ($225,000 in 2007 and $230,000 in 2008). The Company also makes annual supplemental contributions equal to 22% of salary and bonus for Mr. Storch and 5% or 10% of salary and bonus for the other eligible named executive officers.

Executive Perquisites

The Company provides certain executive officers, including its named executive officers, with a limited number of perquisites, as identified in the footnote to the "Other Compensation" column of the Summary Compensation Table. The Company believes these perquisites are reasonable, competitive, and consistent with the Company's overall executive compensation program. The Compensation Committee reviews on an annual basis the types and costs of perquisites provided by the Company to its executive officers.

Employment, Severance and Change In Control Agreements

The Company does not have employment agreements with its executive officers, except for its Chairman and Chief Executive Officer, David P. Storch. See "Compensation Arrangement with Chief Executive Officer" on page 28 for a description of the compensation terms applicable to Mr. Storch under his employment agreement.

The Company has Severance and Change in Control Agreements with each of the named executive officers other than (i) Mr. Storch and (ii) Mr. Pulsifer who retired as an employee of the Company on May 31, 2008, although he continues as Secretary of the Company until May 31, 2009. See "Potential Payments Upon Termination of Employment or Change in Control of the Company" on page 38 for a description of these agreements, including a description of the Severance and Change in Control provisions applicable to Mr. Storch under his employment agreement.

Other Compensation Practices

•
Stock Ownership Guidelines:    Under the Company's stock ownership guidelines, executive officers, including the named executive officers, and directors, are expected to own and retain significant amounts of the Company's stock. The Chief Executive Officer is expected to own Company stock having a value at least three times his base salary; the President and other executive officers are expected to own stock having a value of at least 75% of their base salary; and directors are expected to own 10,000 shares of Company stock within four years of becoming a director.

•
Equity Grant Practices:    The Compensation Committee meets once or twice each year, typically in May and/or July, to consider and act with respect to equity compensation awards for the Company's executive officers. The Compensation Committee may grant equity compensation awards to newly hired or newly promoted executive officers at other times during the year. In these cases, the grant date is the date on which the Compensation Committee acts to approve the award, unless the Compensation Committee establishes the grant date at a specified future date. Board and Compensation Committee meetings are generally scheduled a year in advance and without regard to anticipated earnings and other major announcements by the Company. The Company does not time the granting of its equity compensation awards to affect the value of its executive compensation.

•
Deductibility of Executive Compensation:    Internal Revenue Code Section 162(m) generally prevents any public company from claiming a deduction for compensation in excess of $1 million for certain executive officers. This deduction limitation, however, does not apply to performance-based compensation that satisfies certain requirements under Section 162(m). The Compensation Committee has determined that it is in the best interests of the Company and its stockholders to structure compensation of executive officers so that compensation will not be subject to the deduction limit to the extent that it can reasonably do so in a manner that provides adequate incentives and allows the Company to attract and retain qualified executives. However, the Compensation Committee has previously and may in the future structure compensation arrangements that under certain circumstances may be subject to the deduction limit.

  The Company maintains the AAR CORP 162(m) Incentive Goal Program. Under this Program, the annual cash bonuses and performance-based restricted stock awards under the Stock Benefit Plan qualified in Fiscal 2008 as performance-based compensation under Section 162(m). Base salaries by their nature do not qualify as performance-based compensation.

  As required under the tax rules, the Company must obtain stockholder approval every five years of the material terms of the performance goals for qualifying performance-based compensation, including annual incentive bonuses. The Company last received stockholder approval of the performance goals under its 162(m) Incentive Goal Program at the 2006 annual meeting.

 Summary Compensation Table

The following table sets forth compensation information for the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers ("named executive officers") for the fiscal year ended May 31, 2008 ("Fiscal 2008") and the fiscal year ended May 31, 2007 ("Fiscal 2007").

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)5,[6]	Total ($)
DAVID P. STORCH	2008	768,248	0	1,406,976	0	989,465	46,429	695,657	3,906,775
Chairman of the Board and Chief Executive Officer	2007	741,500	0	855,500	0	1,094,800	43,900	612,700	3,348,400
TIMOTHY J. ROMENESKO	2008	400,000	0	409,367	0	467,590	63,125	162,393	1,502,475
President and Chief Operating Officer	2007	330,000	0	221,400	0	402,500	29,000	152,300	1,135,200
JAMES J. CLARK	2008	310,500	0	329,815	0	715,789	7,071	153,786	1,516,961
Group Vice President — Aviation Supply Chain	2007	299,400	0	214,900	0	568,500	6,800	112,300	1,201,900
RICHARD J. POULTON[7]	2008	300,000	0	172,995	0	259,108	—	25,269	757,372
Vice President, Chief Financial Officer and Treasurer
HOWARD A. PULSIFER[8]	2008	296,738	0	343,916	0	211,801	87,680	86,977	1,027,112
Corporate Secretary	2007	286,400	0	165,700	0	186,300	102,500	123,300	864,200
1
Salary adjustments for Fiscal 2008 were effective June 1, 2007.

2
The amounts in this column represent the Company's expense recognized in Fiscal 2008 and Fiscal 2007 for financial statement reporting purposes with respect to all outstanding restricted stock awards (including Fiscal 2008 awards and all prior year awards) held by each named executive officer, computed in accordance with SFAS 123(R). Under SFAS 123(R), the amounts shown exclude the impact of estimated award forfeitures. See footnote 3 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in the valuation of these awards. The above amounts reflect the Company's accounting expense and do not represent the actual value that may be realized by the named executive officers.

3
No stock options were granted to any named executive officer in Fiscal 2008, and all outstanding options held by the named executive officers as of the end of Fiscal 2008 were fully vested. Accordingly, the Company recognized no accounting expense in Fiscal 2008 for financial statement reporting purposes with respect to stock options held by the named executive officers.

4
This column shows the annual cash incentives earned by each named executive officer for Fiscal 2008 and Fiscal 2007 under the Company's cash incentive plan for its executive officers, including the named executive officers. The "Compensation Discussion and Analysis" section of this Proxy Statement contains additional information about these annual cash incentives, including that these annual cash incentives qualify as performance-based compensation under Section 162(m) of the Code and are thus fully deductible by the Company.

5
These columns do not include amounts transferred in Fiscal 2007 and Fiscal 2008 from the defined benefit portion of the SKERP to the defined contribution portion of the SKERP for Messrs. Storch, Romenesko and Pulsifer. The "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" column does not include any preferential or above-market earnings on deferred compensation as the Company does not pay such earnings on the deferred compensation of its named executive officers.

6
The table below provides a breakdown by type and amount of the totals shown in the "All Other Compensation" column for each named executive officer in Fiscal 2008. As required by the SEC rules, the Company values perquisites based on the aggregate incremental cost to the Company. In the case of the personal use of aircraft leased by the Company, the Company determines aggregate incremental cost based on average variable costs, including fuel, maintenance, weather-monitoring, on-board catering, and landing/ramp fees. The total variable costs are divided by the number of miles flown by the aircraft to derive an average variable cost per mile. The average variable cost per mile is then multiplied by the miles flown for personal use to derive the incremental variable cost to the Company. This method of calculating incremental cost excludes fixed costs that are incurred irrespective of personal use, such as pilot's salaries, other employees' salaries, purchase cost of the aircraft and non-trip related hangar expenses.

Name	Company 401(k) Plan Contributions ($)	Company SKERP Contributions ($)	Club Dues ($)	Financial Planning ($)	Personal Use of Aircraft ($)(a)	Auto Allowance $	Company-Paid Split-Dollar Life Insurance Premium ($)	Executive Physical ($)	Spouse Travel ($)	Other ($)(b)
Mr. Storch	11,891	508,601	43,240	30,000	56,543	12,300	25,007	3,276	2,632	2,167
Mr. Romenesko	16,396	120,607	7,570	6,000	—	—	3,714	7,791	315	—
Mr. Clark	17,321	119,954	—	15,000	—	—	1,511	—	—	—
Mr. Poulton	3,897	21,173	—	—	—	—	—	—	199	—
Mr. Pulsifer	16,569	21,190	11,251	6,000	—	—	15,075	5,098	—	11,796
(a)
Mr. Storch's "personal use of aircraft" in Fiscal 2008 consisted of business trips on which he was accompanied by guest passengers and medical trips by Mr. Storch with family members.

(b)
The "Other" column shows supplemental payments made to Messrs. Storch and Pulsifer in lieu of grandfathered or transition benefits previously received under the Retirement Plan. The value of these payments is based on a formula that takes into account the grandfathered or transition benefits, offset by the value of the retirement benefit contribution made for the executive under the Retirement Savings Plan.

7
Mr. Poulton was not an executive officer of the Company in Fiscal 2007.

8
Mr. Pulsifer retired as Vice President and General Counsel of the Company on May 31, 2008. He will continue as Secretary of the Company until May 31, 2009 for which he will receive an annual retainer of $175,000. The Company also entered into a consulting agreement with Mr. Pulsifer under which he may provide legal services to the Company at an hourly rate of $450.

Compensation Arrangement with Chief Executive Officer

The Company has an employment agreement with Mr. Storch that was amended and restated for a term commencing May 31, 2006 and ending May 31, 2010, subject to extension by the parties. The employment agreement provides for:

  •
  a base salary of not less than $717,168 per year or such increased amount as the Compensation Committee may determine;

  •
  an annual cash incentive opportunity of up to 150% of Base Salary for performance against financial goals established by the Compensation Committee;

  •
  a long-term equity incentive compensation opportunity to receive shares of restricted stock under the Company's Stock Benefit Plan as described below; and

  •
  specified fringe benefits, including personal use for Mr. Storch and his accompanying family members of Company aircraft (subject to payment by Mr. Storch for each accompanying passenger), annual automobile allowance, payment of country club dues, fees and certain charges, reimbursement of dues, fees, charges and expenses relating to membership in professional clubs/organizations and not-for-profit educational organizations, financial planning and tax preparation services, executive physical, and payment of reasonable legal fees incurred to negotiate the agreement.

Under his long-term equity incentive compensation opportunity, Mr. Storch received a restricted stock award of 130,000 shares for the June 1, 2006 through May 31, 2008 program period. For each fiscal year in the two-year program period from June 1, 2008 through May 31, 2010, Mr. Storch was entitled to receive a long-term equity incentive compensation opportunity of (a) up to $600,000 of restricted stock for achievement of the Company's net income performance goal for each fiscal year within the program period and (b) up to $600,000 of restricted stock for achievement of the Company's return on invested capital performance goal for each fiscal year within the program period, for a combined opportunity of $2.4 million. Mr. Storch also had an additional award opportunity of up to 50% of the total two-year award (or $1.2 million), based on the combined achievement against these two goals for the program period. Accordingly, Mr. Storch had an aggregate opportunity value of up to $3.6 million for the two-year program period ending May 31, 2010. If at any time during the two-year program period, the average closing price of Common Stock is 30% higher than the price at the beginning of the performance period for 20 consecutive trading days, all performance restricted stock opportunity shares (including the additional 50% opportunity) will be granted immediately, At Mr. Storch's recommendation, the Compensation Committee determined, at its meeting on May 27, 2008, that Mr. Storch's long-term equity incentive compensation opportunity for the two-year program period from June 1, 2008 through May 31, 2010 would consist of 150,000 shares of performance-based restricted stock, which had a value at that time of approximately $2.9 million. Mr. Storch agreed to this amount even though, as described above, he was entitled to a $3.6 million performance-based restricted stock opportunity under his employment agreement. In addition, the grant of the restricted stock will be subject to the achievement of the Company's net income performance goal and, as described above in the "Compensation Discussion and Analysis — Long-Term Incentive Opportunities — Performance-Based Restricted Stock" a leverage performance goal (rather than return on invested capital).

 Grants of Plan-Based Awards Table

The following table sets forth information for each named executive officer with respect to (1) estimated possible payouts under non-equity incentive plan award opportunities for Fiscal 2008, (2) estimated possible payouts under equity incentive plan award opportunities for Fiscal 2008, (3) other stock awards made in Fiscal 2008, and (4) stock options granted in Fiscal 2008.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[3]				Estimated Possible Payouts Under Equity Incentive Plan Awards[4]
Name	Grant Date[1]	Date of Committee Action[2]	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)[5]	All Other Option Awards: Number of Securities Underlying Options (#)[6]	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Options and Awards ($)[7]
David P. Storch	N/A	N/A	537,774	768,248		1,152,372	—	—	—	0	0	N/A	N/A
Timothy J. Romenesko	5/31/08	6/7/07	280,000	400,000		500,000	7,500	15,000	15,000	0	0	N/A	289,200
James J. Clark	N/A	N/A	—	759,000	[8]	—	—	—	—	0	0	N/A	N/A
Richard J. Poulton	5/31/08	6/7/07	126,000	180,000		300,000	5,000	10,000	10,000	0	0	N/A	192,800
Howard A. Pulsifer	N/A	N/A	96,440	192,880		192,880	—	—	—	0	0	N/A	N/A
1
The grant date for the restricted stock awards to Messrs. Romenesko and Poulton was the last day of the performance period (May 31, 2008), subject to the Compensation Committee's certification of the achievement of the performance goals.

2
On the date the Compensation Committee established the performance periods, and approved the performance goals, for the restricted stock awards, it also authorized the grant of restricted stock with a grant date of the earlier of the last day of the performance period or the date during the performance period when the Company's average stock price was 30% higher than the price at the beginning of the performance period for 20 consecutive trading days.

3
Payouts under the Company's incentive cash plan covering the named executive officers were contingent based on performance for Fiscal 2008, which has now occurred. Thus, the information in these columns reflects the range of potential payouts when the performance goals were set in July 2007. The amounts actually paid under the plan for Fiscal 2008 appear in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. See the "Compensation Discussion and Analysis" section of this Proxy Statement for a description of the incentive cash plan, including the performance goals.

4
The only grants of restricted stock in Fiscal 2008 were the May 31, 2008 grants to Messrs. Romenesko and Poulton in connection with their promotions to President and Chief Financial Officer, respectively. These columns show the range of potential grants that could have been earned by Messrs. Romenesko and Poulton for the one-year performance period ending May 31, 2008. The actual number of restricted shares granted was 15,000 for Mr. Romenesko and 10,000 shares for Mr. Poulton.

All other restricted stock awards to the named executive officers for the program period ending May 31, 2008 were granted on May 11, 2007 as a result of the stock price acceleration feature. See the "Compensation Discussion and Analysis" section of this Proxy Statement for further information.

5
No restricted stock, other than performance-based restricted stock, was granted to any named executive officer in Fiscal 2008.

6
No stock options were granted to any named executive officer in Fiscal 2008.

7
This column shows the grant date fair value, computed in accordance the SFAS 123(R), of the restricted stock awarded to Messrs. Romenesko and Poulton in Fiscal 2008.

8
Mr. Clark's bonus is not based on a percentage of salary. However, if his business group meets its performance goals at the target level, Mr. Clark would receive a bonus that would be equal to 244% of his base salary. There is no limit on the bonus amount Mr. Clark may receive, subject to a maximum of $5 million, since he receives a flat percentage of each dollar by which his business group exceeds the pre-tax income performance goal.

 Outstanding Equity Awards at Fiscal Year-End Table

This table sets forth information for each named executive officer with respect to (1) each stock option that remained outstanding as of May 31, 2008, and (2) each award of restricted stock that was not vested and remained outstanding as of May 31, 2008.

	Option Awards[1]					Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David P. Storch	29,730	0	0	16.18	7/9/2012	250,668	4,832,879	0	0
	195,000	0		23.50	1/1/2009
	29,800	0		22.41	10/11/2010
	29,799	0		22.41	10/11/2010
	27,607	0		17.97	7/21/2013
	95,138	0		16.18	7/9/2012
	116,668	0		22.41	7/10/2011
Timothy J. Romenesko	26,750	0	0	17.75	10/14/2008	75,667	1,458,860	0	0
	9,341	0		25.52	7/10/2011
	8,425	0		25.52	7/11/2010
	3,977	0		17.50	7/21/2013
	20,094	0		16.05	7/11/2010
	2,141	0		16.05	7/9/2012
	2,140	0		16.05	7/9/2012
	30,000	0		6.96	7/21/2013
	4,000			14.90	7/10/2011
	25,000			22.6250	7/13/2009
James J. Clark	8,750	0	0	17.75	10/14/2008	60,667	1,169,660	0	0
	3,000	0		14.90	7/10/2011
	12,750	0		22.625	7/13/2009
	9,615	0		27.95	7/11/2010
	6,397	0		27.95	7/10/2011
	5,493	0		25.34	7/21/2013
	2,801	0		15.33	7/9/2012
	10,631	0		16.16	7/9/2012
	2,657	0		16.16	7/9/2012
	30,000	0		6.96	7/21/2013
Richard J. Poulton	0	0	0	0	—	25,000	482,000	0	0
Howard A. Pulsifer	13,000	0	0	22.625	7/13/2009	60,667	1,169,660	0	0
	1,502	0		17.00	7/11/2010
	3,000	0		14.90	7/10/2011
	5,078	0		25.34	10/14/2008
	4,030	0		25.34	7/11/2010
	3,873	0		17.97	7/21/2013
	5,025	0		13.85	7/21/2013
	1,860	0		13.85	7/9/2012
	6,371	0		16.18	7/9/2012
	1,592	0		16.18	7/9/2012
	2,767	0		17.00	7/11/2010
	7,424	0		25.34	7/11/2010
	7,056	0		25.34	7/10/2011
1
All stock options held by the named executive officers as of the end of Fiscal 2008 were fully vested. Certain options listed were "reload" options which have an exercise price equal to the NYSE closing price on the date the original option was exercised but retain the original option expiration date. The Company no longer grants reload options and all outstanding options have been amended to eliminate the reload provisions.

2
These restricted stock awards were granted in connection with attainment of previously established performance goals under the Stock Benefit Plan. The vesting schedules applicable to the restricted stock are as follows:

Restricted Stock Award Grant Date	Vesting Date	Vesting Percentage
7/21/03	7/21/06	33.33%
	7/21/07	33.33%
	7/21/08	33.34%
5/31/05	7/15/06	20%
	7/16/08	40%
	7/15/10	40%
6/3/05	7/15/06	20%
	7/16/08	40%
	7/15/10	40%
5/11/07	6/1/09	20%
	6/1/11	40%
	6/1/13	40%

  Vesting is accelerated upon the participant's termination of employment due to Retirement, Death or Disability as follows:

  Retirement (as defined in the Stock Benefit Plan): For the 7/21/03 awards, the awards vest as of such retirement date; for the 5/31/05, 6/3/05 and 5/11/07 awards, the awards vest in accordance with the vesting schedule.

  Death or Disability (as defined in the Stock Benefit Plan): On or before third anniversary of grant — the difference between one-half of the total award shares and the number of shares already vested will vest as of such termination; after the third anniversary of grant — all award shares vest as of such termination.

3
This column shows the market value of the unvested restricted stock held by the named executive officers, based on a price of $19.28 per share (the closing market price of the common stock on May 30, 2008).

Option Exercises and Stock Vested Table

This table sets forth information for each named executive officer concerning (1) the exercise of options during Fiscal 2008, (2) the dollar amount realized on exercise of the options, (3) the number of shares of restricted stock that vested during Fiscal 2008, and (4) the value of those vested shares.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]

David P. Storch	357,441	5,873,576	16,667	546,178
Timothy J. Romenesko	15,000	121,749	12,517	413,166
James J. Clark	6,000	56,680	9,767	322,246
Richard J. Poulton	0	0	0	0
Howard A. Pulsifer	0	0	9,367	308,064
1
These amounts represent the pre-tax difference between the option exercise price and the closing market price of the common stock on the date of exercise, multiplied by the number of shares of common stock covered by the options exercised.

2
These amounts represent the closing market price of the common stock on the date of vesting, multiplied by the number of shares that vested.

Retirement Program Benefits

The Company provides defined benefit pension benefits under the Supplemental Key Employee Retirement Plan ("SKERP") and the Retirement Plan. This table shows the years of service currently credited to each named executive officer under the applicable plan and the present value of the accumulated benefit payable under the applicable plan to each named executive officer at the earliest age an unreduced benefit is payable.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Last Fiscal Year ($)
	Retirement Plan	26.4	576,678	—
David P. Storch	SKERP	N/A	38,537	—
	Retirement Plan	24.4	509,685	—
Timothy J. Romenesko	SKERP	N/A	45,735	—
	Retirement Plan	22.6	151,990	—
James J. Clark[3]	SKERP	N/A	N/A	N/A
	Retirement Plan	N/A	N/A	N/A
Richard J. Poulton[3]	SKERP	N/A	N/A	N/A
	Retirement Plan	17.7	978,207	—
Howard A. Pulsifer	SKERP	N/A	33,080	—
1
Number of Years of Credited Service as of May 31, 2005, the date the Retirement Plan was frozen.

2
Amounts shown in this column are calculated as of May 31, 2008, which is the measurement date for reporting purposes in the Company's Annual Report on Form 10-K for Fiscal 2008. See footnote 6 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in determining the amounts reported in this column.

3
Messrs. Clark and Poulton are not participants in the defined benefit portion of the SKERP. Mr. Poulton does not participate in the Retirement Plan.

SKERP — Defined Benefit Portion

The Company provides supplemental retirement benefits to certain executives and key employees under the SKERP. The SKERP, which is a non-qualified plan, contains a defined benefit portion and a defined contribution portion (discussed below). Only Mr. Storch, Mr. Romenesko and Mr. Pulsifer participate in the defined benefit portion of the SKERP, the material terms and conditions of which include the following:

Benefit Accruals:    Under the defined benefit portion of the SKERP, benefits were accrued until October 1, 2001 pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to (i) 1/12 of 60% (50% for Mr. Romenesko and Mr. Pulsifer) of Final Average Earnings less (ii) the monthly benefit payable under the Company's Retirement Plan determined as of October 1, 2001. For purposes of this benefit formula, "Final Average Earnings" is defined as 1/5 of a participant's Compensation during the consecutive five years within the last 10 years preceding termination of employment during which such Compensation was the highest, and "Compensation" is defined as the participant's income reported on Form W-2, including pre-tax contributions to the Retirement Savings Plan, reduced by the income attributable to restricted stock and stock options, reimbursements or other expense allowances and fringe benefits. Benefits accrued on and after October 1, 2001 under the defined benefit portion of the SKERP will accrue pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1/12 of 60% (50% for Mr. Romenesko and Mr. Pulsifer) of 25% of the percentage increase in the participant's base salary from September 30, 2001 to the date of the participant's termination of employment. The benefits accrued by each of the three participants as of May 31, 2006 have been transferred to the defined contribution portion of the SKERP and are held in an account established and maintained thereunder for each participant.

Benefits accrued under the defined benefit portion of the SKERP for all other participants, including the other named executive officers, ceased on October 1, 2001 and were distributed to them in a lump sum as soon as practicable thereafter.

Benefit Entitlement:    A participant is eligible to receive the benefit accrued under the SKERP following termination of employment when he attains age 65. If a participant terminates employment after he has attained age 55 and his age plus years of service equal or exceed 62, benefits will be paid on the date of his termination or on a date no later than 15 years after termination of employment, as previously specified by the participant.

Form of Benefit Payment:    Each participant has previously elected to have the remainder of his retirement benefit paid in a lump sum. The assumptions set forth in the Company's Retirement Plan will be used to convert the retirement benefits from an annuity payment to a lump sum. The participant may change the time or form of payment in accordance with procedures set forth in the SKERP.

Forfeiture Events:    A participant will forfeit the retirement benefit if his employment is terminated due to theft, embezzlement or fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving his retirement benefit, a participant must agree in writing to return his benefit, plus 8% interest, in the event of such a forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under change in control provisions of any agreement between the participant and the Company.

Retirement Plan

The Company's Retirement Plan is a tax-qualified pension plan. Benefit accruals ceased under the Retirement Plan with respect to most participants, including the named executive officers, effective June 1, 2005. Mr. Poulton does not participate in the Retirement Plan since his date of hire was August 28, 2006. The material terms and conditions of the Retirement Plan as they pertain to the named executive officers are as follows:

Benefit Formula:    Until January 1, 2000 benefits were accrued pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1 1/2% of the participant's Final Average Earnings reduced by the participant's Social Security offset determined under the Plan, multiplied by the participant's years of Credited Service (up to 20). Effective as of January 1, 2000, the Plan was converted to a cash balance type of plan, subject to a "grandfather" provision applicable to certain participants based on age and years of service. An account is maintained for each participant which consists of (i) an opening account balance equal to the then present value of the benefit accrued by the participant under the prior formula as of December 31, 1999, (ii) quarterly contributions made by the Company equal to a percentage of compensation based on the participant's age and years of Credited Service, and (iii) quarterly interest credits made by the Company equal to 25% of the 30-year Treasury securities interest rate for the second month preceding the beginning of each quarter. For purposes of the benefit formulae, "Final Average Earnings" and "Compensation" have the same definitions as used in the SKERP, as discussed above.

The benefits under the Retirement Plan generally ceased accruing on June 1, 2005, although the participants' cash balance accounts continue to be credited with interest until the benefits are distributed.

Vesting:    Participants are eligible to receive benefits from the Retirement Plan after completing five years of Vesting Service. The named executive officers who participate in the Retirement Plan are fully vested in their benefits.

Payment of Retirement Benefits:    Participants can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until normal retirement age (age 65). A participant who terminates employment after age 55 with 10 years of service can elect to receive benefits early, with the normal retirement benefit being reduced by ..5% for each of the first 60 months by which the benefit commences before age 65 and .25% for each of the next 60 months by which the benefit commences before age 65. A participant who is not eligible for a normal or early retirement but who has 10 years of service can elect benefits at any time after attaining age 55, with the benefit reduced as described above. Any vested participant can elect benefits at any time after termination of employment, with the benefit actuarially reduced to reflect payment prior to age 65. The Retirement Plan also provides for a disability retirement benefit.

Forms of Benefit Payment:    The normal form of benefit payment for a married participant is a joint and 50% survivor annuity, and the normal form of benefit payment for an unmarried participant is a single life annuity. Participants, with spousal consent, if applicable, can waive the normal form of benefit payment and elect to have benefits paid in various annuity forms, which are the actuarial equivalent of the normal form, or in a lump sum.

Retirement Savings Plan:    In connection with ceasing benefits under the Retirement Plan, the Company amended its Retirement Savings Plan to provide additional benefits, as described below in the discussion following the Non-qualified Compensation table.

Non-Qualified Deferred Compensation

The Company provides non-qualified deferred compensation benefits under the defined contribution portion of the SKERP. The table below shows the contributions made by each named executive officer and by the Company in Fiscal 2008, the earnings accrued on the named executive officer's account balance in Fiscal 2008, and the account balance at May 31, 2008.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings in Last FY ($)[3]	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last FYE ($)[4]
David P. Storch	$93,010	$1,094,614	$171,734	—	$4,608,061
Timothy J. Romenesko	29,360	213,920	(17,002)	—	817,086
James J. Clark	72,326	119,954	(14,330)	—	292,465
Richard J. Poulton	—	21,173	2,134	—	23,308
Howard A. Pulsifer	109,471	331,588	(31,592)	—	1,978,685
1
The amount of contributions made by each named executive officer and reported in this column in respect of salary deferrals in Fiscal 2008 is included in each named executive officer's compensation reported on the Summary Compensation Table as "Salary." The amount of contributions reported in this column also reflects deferral of cash bonuses paid in Fiscal 2008 but earned and reported on the Summary Compensation Table for Fiscal 2007.

2
The amount includes the amounts transferred from the defined benefit portion of the SKERP to the defined contribution portion of the SKERP during fiscal 2008 for benefits earned prior to fiscal 2008 in the following amounts: Mr. Storch: $586,013; Mr. Romenesko: $93,313; and Mr. Pulsifer: $310,398. These amounts are not included in the "All Other Compensation" column of the Summary Compensation Table.

3
The investment earnings reported in this column for each named executive officer are not reported on the Summary Compensation Table.

4
The aggregate balance as of May 31, 2008 reported in this column for each named executive officer reflects amounts that have been previously reported as compensation on the Summary Compensation Table for Fiscal 2008 or prior years, except the following amounts of earnings included in the account balance: Mr. Storch, $1,024,355; Mr. Romenesko, $121,582; Mr. Clark, $(5,463); Mr. Poulton, $2,134; and Mr. Pulsifer, $398,000. It also includes the following cumulative amounts transferred from the defined benefit portion of the SKERP: Mr. Storch, $1,172,865; Mr. Romenesko, $272,876; and Mr. Pulsifer, $904,107.

SKERP — Defined Contribution Portion

The defined contribution portion of the SKERP covers certain executives and key employees, including all of the named executive officers, and provides the portion of a participant's benefit that cannot be paid under the Retirement Savings Plan due to Internal Revenue Code limits, including the limit on the amount of compensation that can be taken into account in determining benefits ($220,000, in 2006, $225,000 in 2007 and $230,000 in 2008). The material terms and conditions of the defined contribution portion of the SKERP include the following:

Contributions:    Each participant may make an election prior to the beginning of a calendar year to contribute a portion of his base salary (up to 75%) for that calendar year that exceeds the Code's compensation limit and a portion of the bonus (up to 75%) paid to him for the Company's fiscal year beginning in such calendar year that exceeds the Code's compensation limit. The Company makes a matching contribution under the SKERP using the formula in the Savings Plan (i.e., 20% of the participant's salary and bonus deferrals made under the SKERP, up to 5% of the participant's salary and bonus), as well as the portion of the Company's profit sharing contribution that could not be made under the Savings Plan due to the Code's compensation limit. Beginning January 1, 2006, the Company also makes annual supplemental contributions to the accounts of (i) the Chief Executive Officer (22% of base salary), and (ii) certain other eligible named executive officers (5% or 10% of base salary). To receive a credit of this contribution, the eligible participant must be employed as of the day before the contribution is made to the SKERP (unless termination of employment is due to death or disability).

Mr. Storch, Mr. Romenesko and Mr. Pulsifer also have amounts held in a supplemental account that were transferred from the defined benefit portion of the SKERP, which represent the lump sum value of each participant's accrued benefit as of May 31, 2006 under the defined benefit portion. These amounts are now subject to the term and conditions of the defined contribution portion of the SKERP.

Vesting:    A participant is fully vested in amounts attributable to his own deferral contributions, as well as the Company matching and profit sharing contributions. A participant vests in amounts attributable to Company supplemental contributions upon the earlier of age 57 with 15 years of service, or age 65. Mr. Storch, Mr. Romenesko and Mr. Pulsifer are fully vested in the amounts of their benefits transferred from the defined benefit portion of the SKERP.

Investments:    Each participant's plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the SKERP consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Distributions:    Distribution of a participant's accounts is generally made upon the participant's termination of employment or on a date no later than 15 years after termination of employment, as previously specified by the participant. Participants were to elect by December 31, 2005 whether their accounts are to be paid in a lump sum or installments not to exceed 15 years (a participant who failed to make an election will have his account paid in a lump sum). Notwithstanding the foregoing, (i) a participant may elect distribution of the portion of his accounts earned and vested as of December 31, 2004 (and earnings thereon) upon six month's advance written election or if such distribution is subject to a 10% forfeiture; (ii) a participant can change the time and form of payment of the portion of his accounts earned and vested after December 31, 2004 in accordance with procedures set forth in the plan; (iii) a participant can elect a distribution at any time in order to satisfy an unforeseeable hardship (as defined in the plan); and (iv) in the event of a potential Change in Control of the Company (as determined by the Board), the portion of the participant's accounts earned and vested as of December 31, 2004 (including earnings thereon) will be distributed in an immediate lump sum. Distributions to "key employees" as defined in Code Section 409A upon termination of employment will not be paid earlier than six months following such termination.

Forfeiture Events:    A participant will forfeit the portion of his plan accounts attributable to Company supplemental contributions and to amounts transferred from the defined benefit portion of the SKERP, if applicable, if his employment is terminated due to theft, embezzlement or fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving such amounts, a participant must agree in writing to return such amounts, plus 8% interest, in the event of such a forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under change in control provisions of any agreement between the participant and the Company.

Retirement Savings Plan

The Retirement Savings Plan is a tax-qualified retirement plan that covers most U.S. employees, including the named executive officers. The material terms and conditions of the Retirement Savings Plan are as follows:

Contributions:    A participant can elect to defer 1% to 75% of his Compensation on a pre-tax basis, up to a maximum of $15,500 for 2008, or $20,500 if age 50 or older. Participation for non-union employees hired after June 1, 2007 is automatic, at a 3% deferral rate, unless the participant affirmatively elects not to participate or to participate with a different deferral amount. The Company provides a matching contribution, a profit sharing contribution and a retirement benefit contribution. The current matching contribution is made as of each payroll period in an amount equal to 20% of the participant's pre-tax contributions (up to 5% of compensation) to the Plan for such payroll period. The profit sharing contribution is made as of the end of each calendar year and is based on the participant's pre-tax contributions and the economic performance of the participant's operating unit and is equal to a percentage of the participant's compensation, up to 4%. The retirement benefit contribution, which is also made as of the end of each calendar year, was added to the Plan, effective June 1, 2005, and is equal to a percentage of compensation (up to 4%) based on the participant's age and years of credited service. A participant must have earned a year of service to be eligible for a retirement benefit contribution, and generally must be employed on the last day of the calendar year to receive a profit sharing contribution. Compensation for purposes of determining contributions includes cash compensation shown as income on the participant's Form W-2, reduced by pre-tax contributions to the plan and excluding the income attributable to restricted stock options, reimbursements or other expense allowances and fringe benefits and subject to the Code's compensation limit ($230,000 for 2008).

Investments:    Each participant's plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the plan consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Vesting:    Participants hired prior to July 1, 1999 are fully vested in their accounts under the plan. Participants hired on or after January 1, 1999 are fully vested in their pre-tax contribution accounts, and vest in the Company contribution accounts at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or disability).

Distributions:    Participants can elect distributions of the plan accounts upon termination of employment, in a lump sum, an eligible rollover distribution, or, if early or normal retirement has been attained, in installments not to exceed 15 years.

Potential Payments Upon Termination of Employment or Change in Control of the Company

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a Change in Control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock options and restricted stock that are otherwise vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). These benefits as they pertain to the named executive officers are as described and set forth in the tables below.

Employment Agreement of David P. Storch

The Company has entered into an employment agreement with Mr. Storch with a term that ends on May 31, 2010 unless the parties mutually agree to an extension. The agreement provides the following severance benefits:

Termination of Employment — Prior to a Change in Control:    If prior to a Change in Control, either the Company terminates his employment without Cause or Mr. Storch terminates his employment for Good Reason, Mr. Storch is entitled to (i) continued payment of his base salary for 36 months, and (ii) a lump sum payment equal to three times the average of the cash incentive bonus paid to him for the preceding three fiscal years of the Company. Payments cease upon any material breach of the confidentiality and non-compete provisions set forth in the agreement, which are in effect for the two-year period following any voluntary termination of employment or a termination of employment by the Company without Cause.

Termination of Employment — Following a Change in Control:    If Mr. Storch's employment is terminated within 24 months following a Change in Control either by the Company other than for Cause or disability or by Mr. Storch for Good Reason, or if his employment terminates for any reason other than disability or death during the 30-day period following the 24th month after a Change in Control, he is entitled to:

  •
  an immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a prorata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance targets were met, and (C) three times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount,

  •
  continued coverage for Mr. Storch and his dependents under the Company's welfare and fringe benefit plans for three years following termination of employment (he and his dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such three year period),

  •
  a lump sum payment of the additional benefits that would be earned under the Retirement Savings Plan and SKERP equal to the amount attributable to Company contributions that would have been made had his elective contributions continued and had he accumulated three additional years of service, and a gross-up payment to cover any related income tax liability,

  •
  Company-paid outplacement services for 18 months or, if earlier, the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to Mr. Storch pursuant to (C) above),

  •
  reasonable legal fees incurred by the executive in enforcing the agreement, and

  •
  a gross-up payment to cover any excise and related tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the agreement.

The employment agreement's non-compete provisions do not apply in the case of a termination of employment following a Change in Control.

If Mr. Storch terminates his employment for Good Reason after the 30th day following the 24th month after a Change in Control, he is entitled to receive the benefits described above in the event of a termination without Cause by the Company prior to a Change in Control.

Termination of Employment — Retirement:    If Mr. Storch's termination is due to retirement, he and his eligible dependents are entitled to continued coverage under the Company's medical, dental and executive health programs for his (and his dependents') lifetime (or until he obtains health coverage from a new employer).

Termination of Employment — Following Expiration of Employment Agreement:    Regardless of whether a Change in Control occurs, if Mr. Storch's employment is terminated following the expiration of his employment agreement with the Company, Mr. Storch will be entitled to receive the same benefits as if he were terminated without Cause by the Company prior to a Change in Control.

Termination of Employment — Disability:    If Mr. Storch's employment terminates due to disability, regardless of whether a Change of Control is involved, Mr. Storch will receive payment pursuant to the Company's disability plans then in effect and will continue to receive coverage under the Company's medical, dental and life insurance plans for three years following such termination.

Acceleration of Equity Awards:    Mr. Storch's employment agreement also provides that upon any Change in Control, all outstanding stock options and restricted stock vest immediately, and all performance-based restricted stock shares will be awarded according to the performance matrix set forth in the agreement based on the higher of the target or actual Company performance through the date of the Change in Control.

For purposes of Mr. Storch's employment agreement:

"Change in Control" means (i) a person's acquisition of more than 35% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of a majority of the directors then in office.

"Cause" means Mr. Storch's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of proper direction from the Board or Company, or (iii) material breach of the Agreement that is not cured within 30 days of receipt of notice from the Company.

"Good Reason" means (i) a material reduction in the nature or scope of Mr. Storch's duties or responsibilities or in his compensation (including benefits), (ii) his determination that as a result of a material change in employment circumstances he is unable to adequately carry out his duties, (iii) a material breach of the Agreement by the Company that is not cured within 30 days of receipt of notice from Mr. Storch, or (iv) a relocation of his primary place of employment of 50 or more miles.

Severance and Change in Control Agreements

The Company has severance and change in control agreements with the named executive officers (other than Messrs. Storch and Pulsifer) and with certain other key employees. The agreements as they pertain to these named executive officers provide for the following benefits upon the following types of employment termination:

Termination of Employment — Prior to a Change in Control:    If a Change in Control of the Company has not occurred and the executive's employment is terminated by the Company other than for Cause, he is entitled to (i) continued salary for 12 months, or if earlier, until he obtains comparable employment, (ii) any earned bonus not yet paid for the preceding fiscal year, and (iii) a prorata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year in which the termination occurs. Any bonus will be paid in a lump sum on the later of the time bonuses are paid to other officers and the end of the severance period (with interest at the prime rate plus 1% from the earlier of such dates). If the executive terminates his employment, or if the Company terminates the executive's employment for Cause, the Company may, but is not required to, pay the above-described severance benefits. Severance payments will cease if the executive breaches the confidentiality or non-compete provisions in the agreement, which are in effect for the one-year severance period.

Termination of Employment — Following a Change in Control:    If the executive's employment is terminated within 18 months (24 for Mr. Clark) following a Change in Control by the Company other for than Cause or disability or by the executive for Good Reason, or if the executive's employment terminates for any reason other than disability or death during the 30-day period following the 18th month (24th month for Mr. Clark) after a Change in Control, he is entitled to (i) an immediate lump sum payment equal to the sum of (A) any unpaid salary and bonus earned for the preceding fiscal year, (B) a prorata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year and as if all performance targets had been met (including the value of any restricted stock granted in lieu of bonus), and (C) two or three times base salary and cash bonus (depending upon the executive involved) for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount, (ii) continued coverage for the executive and his dependents under the Company's welfare and fringe benefit plans (medical, dental and life insurance plans for Mr. Clark) for three years following termination of employment (the executive and his dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such two- or three-year period), (iii) an immediate lump sum payment equal to the actuarial equivalent of the additional benefits that would be earned under the Company's retirement plans with three additional years of service and, for Mr. Romenesko, a gross-up payment to cover any related income tax liability, (iv) Company-paid outplacement services for the earlier of 18 months or the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to the executive pursuant to (i)(C) above), (v) reasonable legal fees incurred by the executive in enforcing the agreement, and (vi) a gross-up payment to cover any excise and related tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the agreement. The agreements' non-compete provisions do not apply in the case of a termination of employment following a Change in Control.

Termination of Employment — Disability:    If the executive's employment terminates due to disability, the executive will receive payment pursuant to the Company's disability plans then in effect and will continue to receive coverage under the Company's medical, dental and life insurance plans for three years following such termination.

Acceleration of Equity Awards:    The severance and change in control agreements also provide that upon any Change in Control, all outstanding stock options and restricted stock will vest immediately.

For purposes of the severance and change in control agreements:

"Change in Control" means (i) a person's acquisition of more than 20% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of the lesser of three directors or a majority of the directors then in office.

"Cause" means the executive's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of proper direction from the Board or Company, or (iii) material breach of the Agreement that is not cured within 10 days of receipt of notice from the Company.

"Good Reason" means (i) a material reduction in the nature or scope of the executive's duties or responsibilities, or in his compensation (including benefits), (ii) if Mr. Storch is not the Chief Executive Officer at the time of termination, the executive's determination that as a result of a material change in employment circumstances he is unable to adequately carry out his duties, or (iii) a relocation of the executive's primary place of employment by more than 100 miles.

Split Dollar Insurance Agreements

The Company has also entered into split dollar life insurance agreements with certain key employees, including four of the named executive officers. Under the agreements, the employees own the policies, except that the Company owns the cash value portion of the policies. The Company funds the annual insurance premiums for the policies during the term of the agreement subject to reimbursement from the cash value or death benefit proceeds of the policies. Upon a Change in Control of the Company (as defined above), the Company will prepay all premiums, plus any amounts necessary for the cash value and death benefits to be at the same level at the Change in Control date. If the executive's employment terminates after a Change in Control and benefits are paid under the Severance and Change in Control Agreements, the Split Dollar Agreements will continue for the severance period.

Stock Benefit Plan

A named executive officer's termination of employment can also result in enhanced benefits under the Company Stock Benefit Plan, depending on the reason for such termination:

If the termination is due to Retirement (as defined in the Plan), stock options continue to remain exercisable as if employment continues. If the termination is due to Disability (as defined in the Plan) or death, or if the Executive dies within three months of termination for reasons other than cause, options will expire on the earlier of one year from death or the expiration of the option by its terms.

If the termination is due to Retirement (as defined in the Plan) all restricted stock awards vest as of such termination for awards having a grant date earlier than September 1, 2004; awards having a grant date on or after September 1, 2004 continue to vest in accordance with their vesting schedule. If the termination is due to Disability (as defined in the Plan) or death on or before the third anniversary of the date of grant, then the difference between one-half of the total award shares and the number of shares already vested will vest as of such termination. If the termination is due to Disability or death after the third anniversary of the date of grant, all awards shares will vest as of such termination.

 Table of Potential Payments Upon Termination
of Employment or Change in Control

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer under the following termination of employment or change in control event, assuming a change in control or a termination of employment occurred on May 30, 2008. The tables below do not include Mr. Pulsifer as his severance and change in control agreement terminated in connection with his retirement from the Company on May 31, 2008.

Change in Control — No Termination of Employment

Name	Vesting of Restricted Stock($)[1]
David P. Storch	4,832,879
Timothy J. Romenesko	1,168,680
James J. Clark	1,168,660
Richard J. Poulton	289,200
1
Under the Stock Benefit Plan, all restricted stock vests upon a Change in Control of the Company. This amount reflects the number of shares that would have vested upon a Change in Control on May 30, 2008, based on the number of shares multiplied by $19.28, the closing price of the common stock on May 30, 2008. Under the Stock Benefit Plan, all outstanding stock options vest upon a Change in Control of the Company. All stock options held by the named executive officers as of the end of Fiscal 2008 were fully vested.

Termination of Employment — Prior to a Change in Control

	Other Than Cause				Disability		Death
Name	Salary ($)[1]	Bonus ($)[2]	Restricted Stock ($)[3]	Health & Welfare ($)[4]	Health & Welfare ($)[5]	Restricted Stock ($)[6]	Restricted Stock ($)[6]
David P. Storch	2,304,744	3,125,363	4,832,879	388,624	56,601	1,844,479	1,844,479
Timothy J. Romenesko	400,000	467,590	1,168,680	—	56,601	398,460	398,460
James J. Clark	310,500	715,789	1,168,660	—	56,601	398,460	398,460
Richard J. Poulton	300,000	259,108	289,200	—	56,601	144,600	144,600
1
Per Mr. Storch's employment agreement and the severance and change in control agreements for the other named executive officers.

2
Reflects (a) in the case of Mr. Storch, three times the average of the non-equity incentive plan compensation bonus paid to him for the three preceding fiscal years, and (b) in the case of the other named executive officers, the non-equity incentive plan compensation bonus paid for Fiscal 2008 as shown in the Summary Compensation Table.

3
The amounts in this column reflect the value of the restricted stock that would vest if termination is due to Retirement at May 30, 2008, based on the number of shares, multiplied by $19.28, the closing price of the stock on May 30, 2008. If termination is not due to retirement, there is no vesting of restricted stock.

4
Available if Mr. Storch retires.

5
Per Mr. Storch's employment agreement and the severance and change in control agreements for the other named executive officers.

6
The amounts in this column reflect the value of the restricted stock that would vest upon termination due to death or disability at May 30, 2008, based on the number of shares, multiplied by $19.28, the closing price of the stock on May 30, 2008.

 Termination of Employment — Following a Change in Control1

Name	Salary ($)	Bonus ($)(2)	Health & Welfare Continuation ($)	Additional Retirement Plan Credits ($)	Outplacement Services ($)	280G Gross-Up ($)
David P. Storch	2,304,744	4,274,006	56,601	1,509,107	195,625	—
Timothy J. Romenesko	1,200,000	1,870,360	56,601	390,416	91,097	1,610,974
James J. Clark	931,500	2,863,156	56,601	461,830	107,760	1,919,874
Richard J. Poulton	600,000	777,324	56,601	—	39,138	—
1
Per Mr. Storch's employment agreement and the severance and change in control agreements for the other named executive officers.

2
Reflects (a) in the case of Mr. Storch, the non-equity incentive plan compensation bonus paid to him for Fiscal 2008 as shown in the Summary Compensation Table, plus three times his non-equity incentive plan compensation bonus for Fiscal 2007, and (b) in the case of the other named executive officers, the non-equity incentive compensation plan bonus paid to them for Fiscal 2008 as shown in the Summary Compensation Table, plus two or three times the non-equity incentive plan compensation bonus (depending on the officer involved) for Fiscal 2008.

VII. REPORT OF AUDIT COMMITTEE

On May 31, 2008, the Audit Committee was comprised of six independent directors. The Board has determined that each member of the Audit Committee is independent within the meaning of the applicable SEC regulations, NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence, and is qualified as an "audit committee financial expert."

The Company's management is primarily responsible for the Company's financial statements and the quality and integrity of the reporting process and systems of internal control. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and the effectiveness of internal controls over financial reporting and for expressing opinions thereon. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties with funding from the Company.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended May 31, 2008, with the Company's management and representatives of the Company's independent registered public accounting firm, including a discussion of the reasonableness of significant judgments and accounting estimates, and clarity of disclosures in the financial statements. The Audit Committee also reviewed with management and the independent registered public accounting firm the preparation of the financial statements and related disclosures contained in the Company's earnings announcements and quarterly reports. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and the independent registered public accounting firm has expressed an opinion based on their audit that the financial statements are in conformance with GAAP in all material respects. The Audit Committee is not responsible for planning or conducting audits, or the determination that the Company's financial statements are complete and accurate and in accordance with GAAP. That is the responsibility of management and the independent registered public accounting firm.

The Audit Committee reviewed and discussed with the independent registered public accounting firm and management the overall scope and plans for the audit, the quality, adequacy and assessment of the effectiveness of internal controls over financial reporting, and the Internal Audit Department's management, organization, responsibilities, budget and staffing. The Audit Committee also met with the independent registered public accounting firm representatives without management present and discussed the results of their audits, their evaluation of the Company's internal controls over financial reporting, disclosure controls and the overall quality (not just acceptability) of the Company's accounting policies and financial reporting.

The Audit Committee also discussed with the representatives of the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, Communication with Those Charged with Governance, the independent registered public accounting firm's independence from the Company and its management, including the matters in the written disclosures and letter furnished to the Audit Committee by the independent registered public accounting firm and required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and determined that the non-audit services provided to the Company by the independent registered public accounting firm are compatible with maintaining the independent registered public accounting firm's independence.

In reliance on its review of the audited financial statements and the discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee also reviewed and assessed the adequacy of the Audit Committee Charter and conducted an Audit Committee self-assessment in which it concluded that the Committee operates effectively and successfully carried out all of its Charter responsibilities.

Respectfully submitted,

Audit Committee
        James E. Goodwin, Chairman
        Norman R. Bobins
        James G. Brocksmith, Jr.
        Gerald F. Fitzgerald, Jr.
        Marc J. Walfish
        Ronald B. Woodard

 VIlI. PROPOSAL 2 —
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company's independent registered public accounting firm reports to, and is engaged at the direction of, the Audit Committee.

The Audit Committee of the Company's Board of Directors appointed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for Fiscal 2009, after consideration and determination of KPMG's independence in light of all services rendered to the Company and its performance as the Company's independent registered public accounting firm in prior years. The Board of Directors asks that the stockholders ratify the appointment of KPMG as the Company's independent registered public accounting firm for Fiscal 2009. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they so desire and to respond to appropriate questions of stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal 2008 and Fiscal 2007 for audit, audit related, tax, and other services provided by the Company's independent registered public accounting firm:

Independent Registered Public Accounting Firm Fees and Services

Description of Fees	Fiscal 2008	Fiscal 2007
Audit Fees	$1,325,000	$1,335,000
Audit Related Fees[1]	$114,814	$140,800
Tax Fees[2]	$156,334	$200,200
1
Audit related fees in Fiscal 2008 were for a comfort letter, statutory audits of foreign subsidiaries and acquisition due diligence; audit related fees in Fiscal 2007 were for acquisition due diligence and statutory audits of foreign subsidiaries.

2
Tax fees include domestic and foreign income tax return reviews.

Audit Committee pre-approval is required for any audit, audit related, tax or other services to be provided by the independent registered public accounting firm in excess of $100,000 in the aggregate, with the Audit Committee Chairman to report any decisions to pre-approve such services to the full Audit Committee at its next meeting.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and voting at the Annual Meeting is required to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 IX. OTHER BUSINESS

Management knows of no other matters which are to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matters.

X. STOCKHOLDER PROPOSALS
FOR THE 2009 ANNUAL MEETING

Any stockholder who wishes to present a proposal for consideration at the Annual Meeting of Stockholders to be held in 2009 must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than May 1, 2009 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. The proposal must comply with the rules promulgated by the Securities and Exchange Commission and the Company's By-Laws.

Under the Company's By-Laws, other stockholder proposals that are not intended to be included in the proxy statement will be considered untimely if notice of the stockholder proposal is received by the Company after April 11, 2009. The notice must contain the information required by the By-Laws.

                      By Order of the Board of Directors

                      Howard A. Pulsifer
                       Secretary

August 29, 2008

UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK OF AAR CORP., THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM l0-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MAY 31, 2008. REQUESTS SHOULD BE MADE TO MR. HOWARD A. PULSIFER, SECRETARY, AAR CORP., ONE AAR PLACE, 1100 N. WOOD DALE ROAD, WOOD DALE, ILLINOIS 60191, (630) 227-2000.

 APPENDIX 1 — AAR CORP. CATEGORICAL STANDARDS AND POLICY FOR
DETERMINING DIRECTOR INDEPENDENCE

It is the policy and practice of AAR CORP. ("AAR" or "Company") that the directors of the Company, when carrying out their duties, must exercise their independent judgment in good faith and in the best interests of the Company and its stockholders as a whole.

In addition, it is the policy of the Company that a majority of its directors, and all directors serving on the Audit Committee, Compensation Committee and Nominating and Governance Committee, shall be "independent," as determined by the Board in accordance with the independence standards of the New York Stock Exchange ("NYSE").

At least once each year, the Board shall review the "independence" of each director and any nominee for director and make a determination whether the director or nominee has any material relationship with the Company (either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company) that would impair the director's ability to exercise independent judgment as a member of the Board.

To assist it in determining a director's "independence," the Board has adopted the following categorical standards for determining director "independence" status with respect to service as a director1:

1.
For purposes of these categorical standards, the "Company" includes each of the Company's subsidiaries and "immediate family member" means a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the person's home; provided, that any such persons who no longer have any such relationship as a result of legal separation or divorce, or death or incapacitation, shall not be considered immediate family members.

2.
No director shall be independent if he/she does not meet the independent standards adopted from time to time by the NYSE. Specifically, a director will not be "independent" if:

(i)
the director is or was within the last three years an employee of the Company, or an immediate family member of such director is or was within the last three years an executive officer of the Company; or

(ii)
the director or an immediate family member of the director receives or received more than $100,000 in direct compensation from the Company in any twelve-month period with the last three years, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service); provided, however, that compensation received by an immediate family member of a director for service as an employee (other than an executive officer) of the Company need not be considered in determining independence; or

(iii)
(A) The director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such firm; (C) the director has an immediate family member who is a current employee of such firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was, within the last three years (but is no longer), a partner or employee of such firm and personally worked on the Company's audit during that time; or

1
The foregoing categorical standards shall be deemed to be automatically updated to reflect any changes made to the NYSE listing standards and interpreted in the same manner as such standards.

A-1

  (iv)
  the director or an immediate family member of the director is or was within the last three years an executive officer of another company on whose compensation committee any of the Company's present executive officers serves or served; or

  (v)
  the director or an immediate family member of the director is or was within the last three years an executive officer, partner, employee, or greater than 10% owner of another company that makes payments to, or receives payments from, the Company that in any of the last three fiscal years exceeds the greater of $1 million or 2% of the other company's consolidated gross revenues (payments to and payments from are compared against the benchmarks separately).

3.
In determining director independence, the Board will give consideration to all known relevant facts and circumstances.

4.
Notwithstanding the foregoing, if a director or his/her immediate family member has another significant relationship with the Company that is not described in Section 2, or, at any time, is the subject of a written request by any director to the Chairman of the Nominating and Governance Committee requesting a review of another director's independent status and stating the reasons therefor, then the Board of Directors will determine whether that director's relationship is a "material relationship" that would impair the director's ability to exercise independent judgment as a member of the Board.

5.
Members of the Audit Committee must satisfy the enhanced "independence" criteria under applicable rules of the Securities and Exchange Commission and the New York Stock Exchange from time to time. In particular, the following enhanced "independence" qualifying criteria shall apply with respect to directors selected for service on the Audit Committee:
  •
  Director may not have accepted any direct or indirect consulting, advisory or other compensatory fee from the Company other than amounts received as compensation for membership on the Board or Board committees, pension or other forms of deferred compensation for prior service.

  •
  Director may not be an "affiliated person," i.e., a person who directly or indirectly controls, is controlled by or is under common control with, the Company (typically, one who is an executive officer or who owns more than 10% of the Company's securities is considered an "affiliated person.

A-2

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DESIGNATION (IF ANY)		000000000.000000 ext 000000000.000000 ext
ADD 1		000000000.000000 ext 000000000.000000 ext
ADD 2		Electronic Voting Instructions
ADD 3
ADD 4		You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
ADD 5
ADD 6
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 7, 2008.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/AIR • Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Class III Directors*	For	Withhold		For	Withhold		For	Withhold	+

01 - Ronald R. Fogleman	☐	☐	02 - Patrick J. Kelly	☐	☐	03 - Timothy J. Romenesko	☐	☐

04 - Ronald B. Woodard	☐	☐

* Each to serve until the 2011 Annual Meeting of Stockholders.

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2009.	☐	☐	☐	As to any other business that may come before the 2008 Annual Meeting, or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies.

Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

	C 1234567890 J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
4 1 B V 0 1 9 1 7 6 1
<STOCK#> 00Y1VG

Dear Stockholder:

We encourage you to submit your proxy for the voting of your shares electronically either by telephone or the Internet. This will eliminate the need to return your proxy card.

The Computershare Vote by Telephone and Vote by Internet systems can be accessed 24 hours a day, seven days a week up until the day prior to the meeting.

Note: If you submit your proxy over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

THANK YOU FOR VOTING YOUR SHARES. YOUR VOTE IS IMPORTANT!

Do not return this Proxy Card if you are submitting your proxy by telephone or the Internet

Wood Dale, Illinois — Serving the Worldwide Aerospace & Defense Industry

U.S. Locations

• Alabama	• Arizona	• Arkansas	• California	• Connecticut	• Florida
• Georgia	• Illinois	• Indiana	• Kentucky	• Michigan	• New Jersey
• New Mexico	• New York	• North Carolina	• Oklahoma	• Tennessee	• Texas
• Utah	• Virginia

International Locations:

• Amersterdam	• Brazil	• England	• Germany	• Malaysia
• Australia	• China	• France	• Japan	• Singapore

IMPORTANT NOTICE REGARDING THE AVALABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 8, 2008. Copies of the Notice and Proxy Statement and the Company’s 2008 Annual Report are available at www.envisionreports.com/air.

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — AAR CORP.

This Proxy is Solicited on Behalf of the Board of Directors for the October 8, 2008 Annual Meeting of Stockholders to be held at AAR CORP.’s headquarters, One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois, on Wednesday, October 8, 2008, at 9:00 A.M. (CST).

The undersigned hereby appoints DAVID P. STORCH and HOWARD A. PULSIFER, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 2008 Annual Meeting of Stockholders of AAR CORP. to be held on October 8, 2008 or any adjournment or postponement thereof, and to vote all shares of AAR CORP. Common Stock which the undersigned would be entitled to vote if personally present.

1.     Elect four Class III directors to serve until the 2011 Annual Meeting of Stockholders; nominees: Ronald R. Fogleman; Patrick J. Kelly; Timothy J. Romenesko; Ronald B. Woodard (see reverse side).

2.     Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2009 (see reverse side).

AS TO EACH ITEM SET FORTH ON THE REVERSE HEREOF, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE AND, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2.

THANK YOU FOR VOTING YOUR SHARES. YOUR VOTE IS IMPORTANT!

QuickLinks

2008 Annual Meeting of Stockholders PROXY STATEMENT
TABLE OF CONTENTS
2008 Annual Meeting of Stockholders
PROXY STATEMENT
I. VOTING INFORMATION
II. PROPOSAL 1 — ELECTION OF DIRECTORS
III. INFORMATION ABOUT THE NOMINEES AND CONTINUING DIRECTORS
IV. CORPORATE GOVERNANCE
Director Compensation Table
V. SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS
Security Ownership of Management
Security Ownership of Certain Beneficial Owners
VI. EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards Table
Outstanding Equity Awards at Fiscal Year-End Table
Option Exercises and Stock Vested Table
Pension Benefits Table
Table of Potential Payments Upon Termination of Employment or Change in Control
Change in Control — No Termination of Employment
Termination of Employment — Prior to a Change in Control
Termination of Employment — Following a Change in Control1
VII. REPORT OF AUDIT COMMITTEE
VIlI. PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Independent Registered Public Accounting Firm Fees and Services
IX. OTHER BUSINESS
X. STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
APPENDIX 1 — AAR CORP. CATEGORICAL STANDARDS AND POLICY FOR DETERMINING DIRECTOR INDEPENDENCE